]                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant To Section 14(a) of
                       The Securities Exchange Act of 1934


Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                 TRIAD PARK, LLC
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies: membership interests, no par value

     2)   Aggregate number of securities to which transaction applies:
          19,705,623 shares

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $1.65125 per share purchased ($32,538,909)

     4)   Proposed maximum aggregate value of transaction: $32,538,909

     5)   Total fee paid: $6,508


[ ]  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: $4,672

     2)   Form, Schedule or Registration Statement No.: Schedule 13E-3

     3) Filing Party: Joint - Triad Park, LLC, TPL Acquisition LLC, and Richard C. Blum & Associates, LP

     4)   Date Filed: October 14, 1997

     1)   Amount Previously Paid: $1,836

     2)   Form, Schedule or Registration Statement No.: Preliminary Schedule
          14A

     3)   Filing Party: Triad Park, LLC

     4)   Date Filed: February 20, 1998

                                TRIAD PARK, LLC
                                3055 TRIAD DRIVE
                              LIVERMORE, CA 94550


                                                                   MARCH 9, 1998


DEAR SHAREHOLDER:


     You are cordially invited to attend a special meeting of shareholders of Triad Park, LLC (the "Company") to be held at the offices of the Company, 3055 Triad Drive, Livermore, California, on Wednesday, March 25, 1998 at 10:00 a.m. local time (the "Special Meeting"). A Notice of the Special Meeting, a Proxy Statement, related information about the Company and a proxy card are enclosed. All holders of the Company's outstanding membership interests (the "Shares") as of February 20, 1998 are entitled to notice of and to vote at the Special Meeting.


     At the Special Meeting, you will be asked to consider and to vote upon a proposal to approve an Agreement of Merger, dated February 1, 1998 and amended as of February 12, 1998 (the "Merger Agreement"), by and among the Company, The Kontrabecki Group, Inc., a California corporation ("TKG"), and TKG Acquisition Company, LLC, a Delaware limited liability company whose sole and managing member is TKG ("Acquisition LLC"), pursuant to which the Acquisition LLC will be merged into the Company (the "Merger"). If the Merger Agreement is approved and the Merger becomes effective, each outstanding Share will be converted into the right to receive $1.65125 in cash. Approval of the Merger requires the affirmative vote of the holders of a majority of the voting power of all outstanding Shares. Details of the proposed Merger and other important information are set forth in the accompanying Proxy Statement, which you are urged to read carefully.

     YOUR ADVISORY BOARD HAS APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. EVERY VOTE IS IMPORTANT. FAILURE TO VOTE IS EQUIVALENT TO A VOTE AGAINST THE MERGER. Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage prepaid envelope. If you attend the Special Meeting, you may revoke such proxy and vote in person if you wish, even if you have previously returned your proxy card.

     Thank you for your interest and participation.

                                          Sincerely,

                                     LOGO
                                          James R. Porter
                                          Vice President, 3055 Management Corp.,
                                          Manager of the Company

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                TRIAD PARK, LLC
                                3055 TRIAD DRIVE
                          LIVERMORE, CALIFORNIA 94550
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                    TO BE HELD ON WEDNESDAY, MARCH 25, 1998

                            ------------------------

To Shareholders of Triad Park, LLC:


     The Advisory Board has called a special meeting of the shareholders of Triad Park, LLC, a Delaware limited liability company (the "Company"), to be held at the offices of the Company, 3055 Triad Drive, Livermore, California, on Wednesday, March 25, 1998 at 10:00 a.m. local time, including any adjournments or postponements (the "Special Meeting"), to consider and act upon the following matters:


          1. To consider and vote upon a proposal to approve an Agreement of Merger, dated February 1, 1998 and amended as of February 12, 1998 (the "Merger Agreement"), by and among the Company, The Kontrabecki Group, Inc., a California corporation ("TKG"), and TKG Acquisition Company, LLC, a Delaware limited liability company and whose sole and managing member is TKG ("Acquisition LLC"), pursuant to which, among other things, (i) Acquisition LLC will be merged into the Company (the "Merger"), and (ii) each outstanding membership interest of the Company (the "Shares") will be converted into the right to receive $1.65125 in cash (the "Merger Consideration"). A copy of the Merger Agreement is attached as Exhibit A to the accompanying Proxy Statement.

          2. To consider and vote upon a proposal to adjourn the Special Meeting to such date as the Advisory Board of the Company may fix to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement.

          3. To transact such other business as may properly come before the Special Meeting.

     Only holders of record of the Shares at the close of business on February 20, 1998 are entitled to notice of and to vote at the Special Meeting. TKG, which beneficially holds 2,500 Shares (representing less than 0.02% of the voting power of the Shares) has notified the Company that it intends to vote its Shares in favor of the Merger.

     No appraisal or dissenters' rights are provided for the Company shareholders under applicable law, nor will the Company or TKG be voluntarily providing appraisal rights to the Company shareholders who object to the transactions contemplated by the Merger Agreement. Therefore, if the Merger is approved, shareholders who voted against the Merger will be required to accept the Merger Consideration in exchange for their interests in the Company. See "RIGHTS OF DISSENTING SHAREHOLDERS."

     Your attention is directed to the Proxy Statement and its Exhibits and the other materials relating to the Company that have been included in this mailing for more complete information regarding the Merger Agreement and the Company. THE ADVISORY BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT. EVERY VOTE IS IMPORTANT. FAILURE TO VOTE IS EQUIVALENT TO A VOTE AGAINST THE MERGER.

                                          By Order of the Advisory Board

                                     LOGO
                                          James R. Porter
                                          Vice President, 3055 Management Corp.,
                                          Manager of the Company
Livermore, California

March 9, 1998


     YOUR VOTE IS IMPORTANT. ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING.

                                TRIAD PARK, LLC
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                        SPECIAL MEETING OF SHAREHOLDERS

                    TO BE HELD ON WEDNESDAY, MARCH 25, 1998

                            ------------------------


     This Proxy Statement is being furnished to the shareholders of Triad Park, LLC, a Delaware limited liability company (the "Company"), in connection with the solicitation by the Advisory Board of the Company of proxies to be voted at a special meeting of shareholders of the Company to be held at the offices of the Company, 3055 Triad Drive, Livermore, California, on Wednesday, March 25, 1998 at 10:00 a.m. local time, including any adjournments or postponements (the "Special Meeting"). At the Special Meeting, the shareholders of the Company will consider and vote upon a proposal to approve an Agreement of Merger, dated February 1, 1998 and amended as of February 12, 1998 (the "Merger Agreement"), by and among the Company, The Kontrabecki Group, Inc., a California corporation ("TKG"), and TKG Acquisition Company, LLC, a Delaware limited liability company whose sole and managing member is TKG ("Acquisition LLC"), pursuant to which, among other things, (i) Acquisition LLC will be merged into the Company (the "Merger"), with the result that the Company will become an affiliate of TKG, and
(ii) each membership interest of the Company which is outstanding as of the Effective Time of the Merger (the "Shares"), will be converted into the right to receive $1.65125 in cash. See "The Merger Agreement -- Consideration To Be Received by Shareholders."


     This Proxy Statement includes a copy of the Company's financial statements for recent years. These materials are included to aid shareholders in their consideration of the Merger.


     Only holders of record of the Shares at the close of business on February 20, 1998 are entitled to notice of and to vote at the Special Meeting. This Proxy Statement is first being sent to shareholders on or about March 10, 1998.

                            ------------------------

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
SUMMARY.....................................................    1
  Date, Time and Place of Special Meeting...................    1
  Record Date; Shareholders Entitled to Vote; Quorum........    1
  Proxy Solicitation........................................    1
  Purpose of the Special Meeting............................    1
  The Merger................................................    1
  Effective Time of the Merger..............................    2
  Certain Factors...........................................    2
  Payment for Shares........................................    3
  Dissenters' Rights........................................    3
  Regulatory Approvals......................................    3
  The Company...............................................    3
  TKG.......................................................    4
  Acquisition LLC...........................................    4
  Market Price and Dividend Data............................    4
THE COMPANY.................................................    5
  History...................................................    5
  Business of the Company...................................    5
  Properties of the Company.................................    5
THE SPECIAL MEETING.........................................    8
  General...................................................    8
  Proposal to be Considered at the Special Meeting..........    8
  Record Date; Shareholder Approval.........................    8
  Proxies...................................................    8
THE MERGER..................................................    9
  Background of the Merger..................................    9
  Contacts and Negotiations with TKG........................   10
  Purpose and Structure of the Merger.......................   11
  Recommendation of the Company's Advisory Board............   12
  Sedway Report.............................................   13
  Plans for the Company After the Merger....................   14
  Certain Effects of the Merger.............................   14
  Relationship Between the Company and TKG..................   15
  Interests of Certain Persons in the Merger................   15
  Sources and Uses of Funds.................................   15
  Certain Federal Income Tax Consequences...................   16
  Redemptions of Shares.....................................   17
  Regulatory Approvals......................................   17
THE MERGER AGREEMENT........................................   18
  General...................................................   18
  Effective Time............................................   18
  Consideration To Be Received by Shareholders..............   18
  Payment for Shares........................................   18
  Operations of the Company Prior to the Merger.............   19
  Conditions to Consummation of the Merger..................   19
  Termination...............................................   20

                                                              PAGE
                                                              ----
  Termination Fee...........................................   21
  Accounting Treatment......................................   21
RIGHTS OF DISSENTING SHAREHOLDERS...........................   21
SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL
  OWNERS....................................................   22
  Share Ownership...........................................   22
  Transactions by Certain Persons in the Shares.............   23
MANAGEMENT OF THE COMPANY, TKG AND ACQUISITION LLC..........   24
  The Company...............................................   24
  TKG.......................................................   24
SHAREHOLDER PROPOSALS.......................................   25
INDEPENDENT PUBLIC ACCOUNTANTS..............................   25
AVAILABLE INFORMATION.......................................   25
EXHIBIT A -- Agreement of Merger............................  A-1
EXHIBIT B -- Financial Statements...........................  B-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. The following summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information contained in this Proxy Statement, and in the materials accompanying this Proxy Statement. All information in this Proxy Statement concerning TKG, Acquisition LLC, Lehman Brothers Holdings Inc. ("Lehman Brothers") or their affiliates, or actions or events with respect to them, was provided or reviewed by TKG. Lehman Brothers has not participated in the preparation of these proxy materials and has no responsibility for the accuracy or completeness of these proxy materials. Shareholders are urged to review the entire Proxy Statement and accompanying materials carefully.

DATE, TIME AND PLACE OF SPECIAL MEETING


     A Special Meeting of Shareholders of Triad Park, LLC will be held on Wednesday, March 25, 1998 at 10:00 a.m. local time at the offices of the Company, 3055 Triad Drive, Livermore, California.


RECORD DATE; SHAREHOLDERS ENTITLED TO VOTE; QUORUM; VOTE REQUIRED

     Only holders of record of the Company's membership interests (the "Shares") at the close of business on February 20, 1998 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On that date, there were approximately 19,708,123 Shares outstanding, held of record by approximately 1,396 shareholders. Each holder of Shares is entitled to one vote per Share on the matters to be voted upon at the Special Meeting. See "THE SPECIAL
MEETING -- Record Date; Shareholder Approval." The presence, in person or by proxy, at the Special Meeting of the holders of a majority of the voting power of the outstanding Shares is necessary to constitute a quorum at the Special Meeting. Approval of the Merger requires the affirmative vote of the holders of a majority of the voting power of all outstanding Shares. See "THE SPECIAL MEETING -- Record Date; Shareholder Approval."

PROXY SOLICITATION


     The Company and TKG will be soliciting the proxies and pursuant to Section
1.4 of the Merger Agreement TKG will bear all costs associated with the solicitation. Due to this arrangement, TKG may be deemed to be a participant in the solicitation. In addition to soliciting proxies by mail, directors, officers and employees of TKG and the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram, or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Shares held of record by such persons, and TKG will, upon request, reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. TKG has retained MacKenzie Partners, Inc., a proxy solicitation firm, to aid in the solicitation of proxies. MacKenzie Partners, Inc.'s fee for solicitation of the proxies is estimated to be $10,000 plus reimbursement for out-of-pocket costs and expenses.


PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, shareholders will consider and vote upon a proposal to approve the Merger Agreement, a copy of which is attached as Exhibit A to this Proxy Statement. See "THE SPECIAL MEETING -- Proposal To Be Considered at the Special Meeting." The Merger Agreement provides for the merger of the Acquisition LLC into the Company. As a result of the Merger, the Company will become an affiliate of TKG and each Share outstanding as of the Effective Time of the Merger will be converted into the right to receive $1.65125 in cash.

THE MERGER

     Pursuant to the Merger Agreement, Acquisition LLC will merge into the Company, with the result that the Company, as the surviving company (the "Surviving Company"), will become an affiliate of TKG. All of the Company's liabilities, including contingent, environmental, tax and any other liabilities, will become liabilities of the Surviving Company by operation of law. There are no contractual arrangements which would cause the shareholders to have post-closing exposure to these liabilities. See "THE MERGER AGREEMENT -- General." Each outstanding Share will be converted into the right to receive from Acquisition LLC or TKG $1.65125 in cash, without interest (the "Merger Consideration"). See "THE MERGER
AGREEMENT -- Consideration To Be Received by Shareholders." Immediately after the Merger, TKG and Lehman Brothers (which TKG expects will provide financing for the Merger) will own, either directly or indirectly through one or more affiliates, all of the outstanding membership interests of the Surviving Company. The Shares will no longer be traded on the open market and the registration of the Shares under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated. See "SPECIAL FACTORS -- Certain Effects of the Merger."

     The Merger is subject to various closing conditions and the absence of any event that would have a material adverse effect on the assets, properties, liabilities, obligations, financial condition, results of operations or business of the Company. See "THE MERGER AGREEMENT -- Conditions to Consummation of the Merger."

     The Merger Agreement may, under specified circumstances, be terminated and the Merger abandoned at any time prior to the filing of a Certificate of Merger with the Delaware Secretary of State, notwithstanding approval of the Merger Agreement by the shareholders of the Company. The Merger Agreement requires the Company to pay the Acquisition LLC a termination fee of $1.2 million if the Merger is not consummated and if (i) the Merger Agreement shall not have been submitted for approval and adoption by the Company shareholders at a shareholder meeting prior to March 31, 1998 (unless the meeting is held later solely due to delays in obtaining approval of this proxy statement by the Securities and Exchange Commission (the "Commission")), (ii) the Advisory Board of the Company recommends to the Company's shareholders a third party proposal regarding a merger, consolidation, sale of assets, issuance or other acquisition of securities or similar transaction involving the Company (an "Acquisition Proposal"), or (iii) on or prior to July 31, 1998, the Company (directly or indirectly through Management Corp. or the Advisory Board) accepts, recommends, consummates or enters into or announces an agreement with a third party regarding an Acquisition Proposal. See "THE MERGER AGREEMENT -- Termination" and "-- Termination Fee."

EFFECTIVE TIME OF THE MERGER

     Unless otherwise agreed by the parties to the Merger Agreement or otherwise provided by law, the Merger will become effective upon the acceptance for recording of the Certificate of Merger by the Delaware Secretary of State (the "Effective Time"). Subject to approval of the Merger at the Special Meeting and the satisfaction or waiver of the terms and conditions in the Merger Agreement, the Effective Time is expected to occur as soon as practicable after the Special Meeting. See "THE MERGER AGREEMENT -- Effective Time."

CERTAIN FACTORS

     In determining whether to vote in favor of the Merger, shareholders of the Company should consider the following factors, as well as the other factors discussed elsewhere in this Proxy Statement under the caption "THE MERGER":

     PURPOSE AND STRUCTURE OF THE MERGER. The purpose of the Merger is to effect the sale of the Company to TKG in a transaction that will provide the Company shareholders cash for their Shares at a price that the Advisory Board of the Company believes to be fair. The Advisory Board believes the Merger is the most effective means of achieving the purpose of liquidating the shareholders' investment in a reasonable time at a reasonable price. See "THE
MERGER -- Purpose and Structure of the Merger."

     RECOMMENDATION OF THE COMPANY'S ADVISORY BOARD. The Advisory Board of the Company has determined that the Merger is fair from a financial point of view to and in the best interests of the Company's shareholders (other than TKG). The Advisory Board has approved the Merger Agreement and recommends that the Company's shareholders vote in favor of the proposal to approve and adopt the Merger Agreement. See "THE MERGER -- Recommendation of the Company's Advisory Board."

     NO FAIRNESS OPINION. The Company has not received or requested an opinion from an independent financial advisor regarding the fairness of the consideration to be received by shareholders of the Company. See "THE
MERGER -- Recommendation of the Company's Advisory Board."

     SEDWAY REPORT. On July 22, 1997, Sedway Group, a real estate and urban economics firm ("Sedway Group") delivered a written report to the Company's Advisory Board recommending a disposition strategy for maximization of the Company's real estate assets. Sedway Group's report forecasted proceeds with a net present value of $25.6 million if its disposition strategy was followed. See "THE MERGER -- Sedway Report."

     INTERESTS OF CERTAIN PERSONS IN THE MERGER. In considering the recommendation of the Advisory Board of the Company with respect to the Merger Agreement and the transactions contemplated thereby, shareholders should be aware that certain officers and Advisory Board members of the Company have interests in connection with the consummation of the Merger that may conflict with the interests of the Company's shareholders. See "THE MERGER -- Interests of Certain Persons in the Merger."

     FEDERAL INCOME TAX CONSEQUENCES. For federal income tax purposes, the Merger will be treated as a taxable sale or exchange of Shares for cash by each holder of the Shares. The amount of gain or loss to be recognized by each shareholder will be measured by the difference between the amount of cash received by such shareholder in connection with the Merger plus such shareholder's share of the Company's liabilities less such shareholder's tax basis in the Shares at the Effective Time. See "THE MERGER -- Certain Federal Income Tax Consequences."

PAYMENT FOR SHARES

     As promptly as possible after the Effective Time, instructions will be furnished to holders of Shares regarding procedures to be followed to surrender their certificates and receive payment for their Shares. See "THE MERGER AGREEMENT -- Payment for Shares."

DISSENTERS' RIGHTS

     No appraisal or dissenters' rights are provided for the Company shareholders under the Delaware limited liability company act or under the Company's limited liability company agreement, nor will the Company or TKG be voluntarily providing appraisal rights to the Company shareholders who object to the transactions contemplated by the Merger Agreement. Therefore, if the Merger is approved, shareholders who voted against the Merger will be required to accept the Merger Consideration in exchange for their interests in the Company. See "RIGHTS OF DISSENTING SHAREHOLDERS."

REGULATORY APPROVALS

     No regulatory approval is required in connection with the proposed Merger. State Attorneys General and private parties may bring legal actions under the federal or state antitrust laws under certain circumstances; however, neither the Company nor TKG believes that any ground for such an action exists. See "THE MERGER -- Regulatory Approvals."

THE COMPANY

     The Company was formed on February 10, 1997. The Company's manager is 3055 Management Corp., a California corporation ("Management Corp."). The Company's primary assets consist of three buildings and improvements (comprising 220,000 square feet) situated on approximately 15 acres of land in Triad Park, Livermore, California (the "Headquarters") and 292 acres (as of December 31,
1997) of undeveloped land located in Triad Park (the "Land", the Land and the Headquarters, collectively the "Property"). The Company was formed to liquidate its investment in the Property. In the absence of any liquidation, the Company's principal business has been to own, operate, improve and maintain the Property.

     The principal executive office of the Company is located at 3055 Triad Drive, Livermore, California 94550, and the Company's telephone number is (510) 449-0606.

TKG

     TKG is a commercial real estate investment and development company. Founded in 1983, TKG and its predecessors have created over 1,500,000 square feet of commercial property. TKG specializes in the acquisition, development, and management of office, research and development, light manufacturing, and warehouse buildings. TKG has experience in site identification, project development, construction management, leasing, and property management. Clients include publicly traded corporations, including Varian Associates, Maxell, SDL, KLA Instruments, Robert Half International, Bristol-Myers Squibb, Michelin, Whirlpool, Anixter, and Newark Electronics.

     TKG has since its inception enjoyed the capital backing of Wells Fargo Bank, one of the largest real estate development lenders in the United States. Venture relationships have also been established with Heitman Financial, Mitsubishi Corporation, Advent International, Copernicus Capital Management, Japan International Development Organization, the European Bank for Reconstruction and Development, and major life insurance companies in the United States and Canada. In addition, Lehman Brothers or its affiliates is providing financing in connection with a number of transactions involving TKG or its affiliates.

     TKG began doing business as TKG International in 1995 to reflect the growth of its business activities in Central Europe. Outside the United States, TKG is midway through the development of the first Western-style planned industrial park in Central Europe. The park is located in Poland near Warsaw's Okecie International Airport. Development is underway and construction of 300,000 square feet is completed in a 600,000 square foot masterplanned industrial park to furnish multi-national firms with offices, warehousing and manufacturing facilities. Additionally, in January 1998, TKG announced a second industrial park project in Warsaw with over 700,000 square feet to be developed over the next two years. The financing for this project has already been arranged.

     The principal executive office of TKG is located at 2755 Campus Drive, Suite 100, San Mateo, California 94403, and its telephone number is (650) 372-1222.

ACQUISITION LLC

     Acquisition LLC is a Delaware limited liability company. As of the date of this Proxy Statement, Acquisition LLC's sole and managing member is TKG.

     The principal executive office of Acquisition LLC is located at 2755 Campus Drive, Suite 100, San Mateo, California 94403, and its telephone number is (650) 372-1222.

MARKET PRICE AND DIVIDEND DATA

     The Shares are publicly traded, although the Shares are not registered for trading on any exchange. The Company is aware that bid and asked prices have been quoted over the Internet under the symbol "TDPK." The following table sets forth the range of high and low bid quotations per Share as quoted on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


                                                              BID QUOTATIONS
                                                              --------------
                                                              HIGH      LOW
                                                              -----    -----
1997
  Third Quarter (July 31 through September 30)..............  $1.26    $0.75
  Fourth Quarter............................................  $1.30    $1.25
1998
  First Quarter (through March 6)...........................  $1.61    $1.23



     On January 30, 1998, the last full day of trading prior to the announcement of execution of the Merger Agreement, such reported high and low bid quotations per Share was $1.29 in both cases. On March 6, 1998, the last full day of trading prior to the printing of this Proxy Statement, the reported high and low bid quotations per Share was $1.60 in both cases. SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THEIR SHARES.


     The Company has never paid a cash distribution on the Shares and does not anticipate paying any such distribution in the foreseeable future.

                                  THE COMPANY

HISTORY

     Prior to the Company's formation, the real estate assets now owned by the Company were owned by Triad Systems Corporation, a Delaware corporation ("Triad") and its wholly-owned subsidiary, 3055 Triad Dr. Corp., a California corporation ("3055 Triad Dr. Corp."). 3055 Triad Dr. Corp. was the owner of the Headquarters as well as a certain portion of the Land, and Triad was the owner of the remainder of the Land.

     On October 23, 1996, Cooperative Computing, Inc., a Texas corporation ("CCI"), through a wholly owned subsidiary, commenced a tender offer (the "Offer") to purchase all of the outstanding shares of common stock of Triad. The Offer contemplated that, among other things, certain real property assets of Triad and 3055 Triad Dr. Corp. would be spun off to the shareholders of Triad in a dividend to be declared prior to the consummation of the Offer. The dividend was declared on February 26, 1997.

     The Company was organized under the laws of the State of Delaware as a limited liability company on February 10, 1997 as a spin-off of Triad. At the time of the formation of the Company, 3055 Triad Dr. Corp., the owner of the Headquarters, was merged with and into Triad, with Triad being the surviving corporation. On February 27, 1997, the Offer was consummated, CCI merged with Triad, and Triad became known as Cooperative Computing, Inc., a Delaware corporation, aka CCI/Triad ("CCI/Triad").

BUSINESS OF THE COMPANY

     The Company's Shares are owned 99% by the former shareholders of Triad and 1% by Management Corp. The Management Corp. is the exclusive operator of the Company's business except that certain actions require the approval of its Advisory Board (the "Advisory Board"). The Advisory Board was responsible for considering, reviewing and analyzing the Merger Agreement and the other competing offers. The members of the Company's Advisory Board are Stanley F. Marquis, James R. Porter, William W. Stevens and Martin W. Inderbitzen. Information regarding each member may be found under the caption "MANAGEMENT OF THE COMPANY, TKG AND ACQUISITION LLC -- The Company."

     The Company's main objective is to liquidate its investment in the Property. In the meantime, the Company will own, operate, improve and maintain the Property. The Company may enter into joint ventures with third parties for the purpose of disposing of the Property if the Advisory Board determines that such arrangements are appropriate to the purposes of the Company.

     There can be no assurance that the Company will be successful in its efforts to dispose of the Property or that the Company will realize a profit from its activities. The Company will be subject to all of the market forces which impact the ownership and operation of real property, including market supply and demand, interest rates, local, regional and national economic conditions, local land use policies and restrictions, construction costs, competition from other sellers and landlords, and the effects of inflation. The Company is unable to predict the amount of time it will take to completely dispose of the Property and wind up the Company.

PROPERTIES OF THE COMPANY

     Pursuant to that certain Real Estate Distribution Agreement dated as of February 26, 1997 between Triad, 3055 Triad Dr. Corp., Management Corp. and the Company (the "Distribution Agreement"), Triad contributed to the Company certain of its real estate assets located in Livermore, California, consisting primarily of the Headquarters, subject to the existing first deed of trust, and the Land, subject to existing assessment bonds, and the right to certain refunds for infrastructure expenditures from the City of Livermore (the "Contribution").

     In conjunction with the Contribution, the Company agreed in the Distribution Agreement to indemnify CCI/Triad against any claims relating to "Environmental Costs and Liabilities" associated with the Land or the Headquarters prior to the Contribution. These "Environmental Costs and Liabilities" include all costs, liabilities, losses, claims and expenses arising from or under any "environmental law." The term "environmen-tal law" is defined to include any applicable law regulating or prohibiting releases into any part of the natural environment, or pertaining to the protection of natural resources, the environment and public and employee health and safety including, among other law, the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act (RCRA), the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, and the Occupational Safety and Health Act, and any applicable state or local statutes.

     Subject to certain limitations, the Company also agreed in the Distribution Agreement to indemnify CCI/Triad against certain taxes arising from, or relating to, among other things, any sale of the Property after October 17, 1996, the Company, the formation of the Company, the transfer by Triad or any affiliate of Triad of the Property to the Company, the assumption or refinancing of any liabilities with respect to the Property and the sale, exchange or distribution of interests in the Company by CCI/Triad.

     As of December 31, 1997, the Property consisted of approximately 292 acres of unimproved land and the 220,000 (approximate) square feet of office contained in three separate buildings situated on 15 acres of land occupied by CCI/Triad. The Property is located on the north side of Interstate 580 in the City of Livermore, California. The City of Livermore is located approximately 40 miles southeast of San Francisco.

     All of the buildings are of concrete tilt-up construction and were built in 1987. Building G is a two story office building containing approximately 70,986 square feet. Building K is a 74,064 square foot single story research and development building and Building F is a single story industrial flex building of 74,768 square feet. The office build-out in Buildings K and F is 90 percent and 40 percent, respectively. The Company's management believes that the Headquarters is adequately insured. There are 689 parking spaces associated with the Headquarters. The parking area is landscaped and the areas between the buildings are improved as open courtyards, fenced with iron gates for controlled access. Although the buildings were primarily designed for owner-occupancy, they were also designed to be flexible to allow multi-tenant occupancy.

     The 292 acres of vacant land is divided into land use categories of residential, industrial/office flex, retail and open space. The residential portion consists of three lots comprising approximately 28.1 useable acres. The industrial/office flex portion is divided into eight lots and contains approximately 103.7 acres. The retail/commercial portion is divided into ten lots and contains approximately 35.9 useable acres. The total useable area for these lots is approximately 141 acres. In addition, there are two lots, one of approximately 112 acres designated for open space or agricultural use and one lot of 4.54 acres dedicated for transportation improvements. Finally, approximately 7.8 acres are to be developed as public roadways. Approximately half the required offsite improvements are in place, funded through a combination of assessment bonds and community facility bonds. The construction of the remaining offsite improvements are expected to be funded through additional community facility bonds, as further described below in the final paragraph of this section. Several of the vacant land sites are in escrow and most of the remaining sites are subject to a first right of refusal contract.

     Two residential lots, comprising 19.4 acres, are in escrow to be sold to a single purchaser for a total price of $2,900,000 plus current assessments and up to approximately $1,500,000 of future assessments on these lots and an adjacent lot. This transaction is subject to the satisfaction of several material conditions, and the closing is not assured.

     One 19.3 acre lot is subject to a seven day right of first offer held by Lincoln Property Co., starting at $3.99 per square foot and increasing 5% per year, plus assessments. In addition, Lincoln Property Co. has the right of first offer on 8 lots plus the above mentioned lot.

     The Livermore City Council by resolution has accepted the offer to dedicate the 4.54 acre parcel for transportation improvements. Thus, once the dedication is complete the Company will own approximately 287.5 acres of unimproved land.

     The Property is partially improved with infrastructure improvements, including curbs, gutters, storm drains and typical utilities. A community facilities bond issue was completed on March 24, 1997, the proceeds of which funded the reimbursement to the Company of $1,485,000 for completed infrastructure, created a $600,000 security fund for future infrastructure obligations, and will fund $3,700,000 for in-progress infrastructure improvements. In addition, there are $7,000,000 of new bonds which are planned to be sold in the future to fund the remaining improvements required for completion of Triad Park. The current cost estimates for the required improvements indicate that the community facilities bond funding limits should be adequate to cover the expenses of the remaining items of improvement. However, design and engineering is not complete and there is a significant possibility that the actual cost of the improvements may be greater than estimated and may exceed the bond funding limit. Any shortfall in the bond funding will be borne by the Company or by purchasers of lots, which may have an adverse impact on the value of the Land. The remaining required improvements are scheduled to be completed by 2000.

                              THE SPECIAL MEETING

GENERAL


     This Proxy Statement is furnished in connection with the solicitation of proxies by the Advisory Board of the Company for a Special Meeting of Shareholders to be held on March 25, 1998 at 10:00 a.m. local time at the offices of the Company, 3055 Triad Drive, Livermore, California, and as may be adjourned to a later date. Shares represented by properly executed proxies received by the Company will be voted at the Special Meeting in accordance with the terms of the proxies, unless the proxies are revoked. See "-- Proxies" below.


PROPOSALS TO BE CONSIDERED AT THE SPECIAL MEETING

     At the Special Meeting, the shareholders of the Company will consider and vote upon a proposal to approve and adopt the Merger Agreement. Pursuant to the Merger Agreement, Acquisition LLC will merge with and into the Company, the separate corporate existence of Acquisition LLC will cease, and the Company will be the Surviving Company. At the Effective Time, each outstanding Share will be converted into the right to receive $1.65125 in cash. A copy of the Merger Agreement is attached as Exhibit A to this Proxy Statement.

     In addition to approval of the Merger Agreement and the Merger, shareholders of the Company will consider and vote upon a proposal to adjourn the Special Meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the Merger Agreement. It is not anticipated that any other matters will be brought before the Special Meeting. However, if other matters should come before the Special Meeting, it is intended that the holders of proxies will vote upon them in their discretion, unless that authority is withheld in the proxy.

RECORD DATE; SHAREHOLDER APPROVAL

     Only holders of record of the Shares at the close of business on February 20, 1998 are entitled to notice of and to vote at the Special Meeting. On that date, there were 19,708,123 Shares outstanding, which were held of record by approximately 1,396 shareholders. Each Share entitles its holder to one vote concerning all matters properly coming before the Special Meeting. A majority of the voting power of the Shares entitled to vote, represented in person or by proxy, will constitute a quorum. Abstentions and broker non-votes (i.e. Shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owner but not voting on other matters due to lack of authority to vote on those matters without instructions from the beneficial owner) are counted for the purpose of establishing a quorum and will have the same effect as a vote against the approval of the Merger. The Merger must be approved by the holders of at least a majority of the voting power of all outstanding Shares. TKG, which beneficially owns 2,500 Shares (representing less than 0.02% of the voting power of the Shares), has notified the Company that it intends to vote its Shares in favor of the Merger. Because TKG is entitled to vote substantially less than 50.0% of the voting power of all outstanding Shares, approval of the Merger is not assured as a result of the voting power held by TKG.

     Although they have not specifically agreed to do so, the Company believes that each of the Advisory Board members and executive officers of the Company will vote the Shares with respect to which he has voting power in favor of the Merger. Such Shares represent less than 8% of the Shares entitled to vote at the Special Meeting. See "SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS."

PROXIES

     Any Company shareholder entitled to vote at the Special Meeting may vote either in person or by duly authorized proxy. All Shares represented by properly executed proxies received prior to or at the Special Meeting and not revoked will be voted in accordance with the instructions indicated in the proxies. IF NO INSTRUCTIONS ARE INDICATED, THE PROXIES WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT, FOR THE PROPOSAL TO ADJOURN

THE SPECIAL MEETING TO PERMIT FURTHER SOLICITATION OF PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE AND ADOPT THE MERGER AGREEMENT AND, IN THE DISCRETION OF THE PERSONS NAMED IN THE PROXY, ON SUCH OTHER MATTERS AS MAY PROPERLY BE PRESENTED AT THE SPECIAL MEETING.

     A shareholder may revoke his or her proxy at any time prior to its use by delivering to the President of the Company a signed notice of revocation or a later dated and signed proxy or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in itself constitute the revocation of a proxy.


     The Company and TKG will be soliciting the proxies and pursuant to Section
1.4 of the Merger Agreement TKG will bear all costs associated with the solicitation. Due to this arrangement, TKG may be deemed to be a participant in the solicitation. In addition to soliciting proxies by mail, directors, officers and employees of TKG and the Company, without receiving additional compensation therefor, may solicit proxies by telephone, by telegram, or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Shares held of record by such persons, and TKG will, upon request, reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. TKG has retained MacKenzie Partners, Inc., a proxy solicitation firm, to aid in the solicitation of proxies. MacKenzie Partners, Inc.'s fee for solicitation of the proxies is estimated to be $10,000 plus reimbursement for out-of-pocket costs and expenses.


                                   THE MERGER

BACKGROUND OF THE MERGER

     HISTORY OF THE COMPANY AND THE MANAGEMENT CORP. The Company was formed in 1997 as a spin-off of Triad.

     When Management Corp. was formed in February, 1997, all of the outstanding stock was issued in equal amounts to Richard C. Blum ("Mr. Blum"), William W. Stevens ("Mr. Stevens") and James R. Porter ("Mr. Porter"), three former directors of Triad. Mr. Blum was also a vice president and director of Management Corp. On August 8, 1997, Mr. Blum resigned from the Board of Directors and also resigned as vice president of Management Corp. On September 5, 1997, Mr. Blum assigned his shares in Management Corp. over to Mr. Stevens and Mr. Porter. Mr. Blum was never a member of the Advisory Board.

     REAL ESTATE LISTING AGENT. On June 1, 1997, the Company engaged the real estate firm of Grubb & Ellis, the same real estate firm that had been previously engaged by Triad to represent it in certain real estate matters, to act as its exclusive listing agent in connection with the potential sale of the Property. From time to time, representatives of Grubb & Ellis have had discussions with senior management of the Company and the Company's Advisory Board concerning the Company's potential strategic alternatives with respect to the sale of the Property. Such discussions have been general in nature and did not result in any formal actions by the Company's Advisory Board.

     CONTACTS AND NEGOTIATIONS WITH RCBA. Prior to entering into the Merger Agreement, the Company negotiated with a number of parties regarding their potential interest in acquiring the Company or its assets and in September 1997 entered into a merger agreement with Richard C. Blum & Associates, L.P. ("RCBA") which was later terminated by the Company on February 1, 1998. The sole general partner of RCBA is Richard C. Blum & Associates, Inc., the majority shareholder of which is Mr. Blum. In August 1997, RCBA initially offered to purchase all of the outstanding Shares of the Company at a price of $1.20 per Share, inclusive of the debt on the Property. The Company informed RCBA that such an offer was inadequate but that the Company would be interested in continuing discussions regarding a potential acquisition.

     During the negotiation process with RCBA, several other parties submitted offers for the acquisition of the Company's assets or the Shares. These other offers were ultimately rejected because they were either lower in price and/or did not contemplate assumption of the Company's contingent liabilities (as RCBA had agreed to do). After several weeks of negotiations, RCBA and the Company agreed that RCBA and its affiliate, TPL Acquisition, LLC ("TPL"), would acquire all of the outstanding Shares of the Company at a price of $1.32 per Share. The parties then executed an Agreement of Merger dated September 9, 1997 (the "RCBA Merger Agreement"), which was ultimately terminated by the Company in accordance with its terms on February 1, 1998.

CONTACTS AND NEGOTIATIONS WITH TKG

     On November 7, 1997, after the Company had entered into the RCBA Merger Agreement, the Company received a preliminary proposal from TKG dated November 6, 1997 at a price of $28.5 million or approximately $1.45 per Share ($0.13 per Share in excess of the price in the RCBA Merger Agreement) without giving effect to any termination fee to RCBA, or $1.38 per Share after payment of the RCBA termination fee ($0.06 per Share in excess of the price in the RCBA Merger Agreement). The Company entered into a confidentiality agreement with TKG on November 25, 1997 and provided TKG detailed due diligence information regarding the Company and its properties.

     During the fall of 1997, the Company and RCBA prepared and filed a joint
Schedule 13E-3 Transaction Statement with the Commission in connection with the proposed acquisition of the Company by RCBA.

     On December 16, 1997 the Company received a revised proposal letter from TKG with substantially different conditions. This revised proposal was accompanied by a draft definitive merger agreement under separate cover. The revised proposal remained subject to a condition precedent based upon further satisfactory due diligence and one based upon the continued availability of financing which TKG orally claimed to be available. The revised proposal contained an additional condition that the proposal would cease to be effective if the termination fee to RCBA under the RCBA Merger Agreement were triggered or paid.

     On December 29, 1997 the Company received another letter from TKG dated December 26 which stated it was intended to clarify the December 16, 1997 letter. The December 26 letter expressed an expectation of the finalization of all due diligence and financing arrangements prior to any meeting of the shareholders. It also stated that if the RCBA Merger Agreement were terminated without the Company paying or incurring any obligation to pay a termination fee, TKG's financing and due diligence conditions would be automatically waived and TKG's offer would be irrevocable. Upon acceptance by the Company, TKG would be contractually bound, subject to an affirmative vote of the shareholders, to acquire the Company by merger under the terms of its offer. The TKG proposal continued the condition that it would cease to be effective if a termination fee to RCBA was triggered or paid.


     From November 1997 through early January 1998, the Company and RCBA received and attempted to respond to comments and questions from the Commission. Ultimately, due in large part to the changing circumstances surrounding the proposed transactions, the parties were unable to resolve these comments and questions in time to finalize and mail proxy materials to the Company's shareholders and to hold a meeting of the Company's shareholders on or before January 31, 1998. On January 6, 1998, the Commission notified the Company and RCBA by letter that the current draft of their joint Schedule 13E-3 Transaction Statement (which was filed with the Commission on December 30, 1997) required further disclosure regarding TKG and its proposals before the proxy statement regarding the RCBA Merger Agreement could be mailed to the Company shareholders. Because of certain notice and advance mailing requirements, it became apparent that the required revisions could not be made, and the proxy statement could not and would not be completed and mailed in time for the merger contemplated by the RCBA Merger Agreement to occur by January 31, 1998. The RCBA Merger Agreement contained a provision that allowed either party to terminate the RCBA Merger Agreement if the merger contemplated therein was not consummated by January 31, 1998, provided that the party seeking to terminate pursuant to this provision had not failed to perform in any material respect any covenant under the RCBA Merger Agreement which has been the cause of or resulted in the failure of the merger to be consummated before such date. The Company believes it has performed in all material respects with the covenants of the RCBA Merger Agreement.


     Between January 6 and January 30, 1998, representatives of TKG visited the Company's headquarters several times and conducted due diligence on the Company. During the afternoon of Friday, January 30, 1998,

RCBA advised the Company that it planned to increase its offer to $1.47 per Share or approximately $0.02 more than TKG's offer as then in effect. Representatives of the Company advised TKG of RCBA's proposed increase. During the afternoon of January 30, shortly before a scheduled meeting of the Company's Advisory Board, TKG transmitted a letter to the Advisory Board stating that TKG would deliver a topping offer to the Company following the expiration of the January 31 "drop dead" date under the RCBA Merger Agreement. Following receipt of TKG's letter, representatives of the Company and the Advisory Board held a telephonic discussion with representatives of TKG to clarify TKG's offer. During that discussion, TKG advised the Company that it was raising its offer to $1.50 per Share.

     The Advisory Board discussed the new offers at its meeting and thereafter advised TKG and RCBA of the level of the two sides' bids. On the morning of Saturday, January 31, RCBA advised the Company by telephone that it would be unable to respond to TKG's $1.50 per Share bid over the weekend. Later the same day, RCBA advised the Company that it would be prepared to deliver a topping bid to the Company on Sunday morning, February 1, 1998 and asked the Company to provide assurance that it would not terminate the RCBA Merger Agreement. The Company declined to provide the assurances requested by RCBA.

     On the morning of February 1, 1998, the Company, with approval of the Advisory Board, notified RCBA that it was terminating the RCBA Merger Agreement pursuant to the above-referenced provision of the RCBA Merger Agreement. At 8 a.m. on February 1, representatives of RCBA and TKG met with representatives of the Company and the Company's outside legal counsel in the offices of the Company's outside legal counsel. The Company initiated a bidding process during which both parties submitted bids for the Company's outstanding Shares. RCBA initially bid $1.55 per Share, $0.05 more than TKG's previous bid. TKG advised the Company that it was prepared to top RCBA's $1.55 bid. RCBA then increased its bid to $1.60 per Share, or $0.10 more than TKG's last bid. TKG then advised the Company that it was prepared to submit a bid in excess of $1.60 per Share, but only on a "best and final" "blind-bid" basis. In addition, both RCBA and TKG made a number of modifications in the terms and, in the case of TKG, the amount of their proposed termination fees and "drop dead" dates, as a condition of their higher bids. Both parties agreed to conclude the bidding process by submitting "best and final" sealed bids. After reviewing both bids, the Company and its legal counsel concluded that TKG's offer represented superior value to the Company's shareholders. Representatives of the Company and TKG then negotiated the final terms of the Merger Agreement and the Advisory Board unanimously approved the Merger and the Merger Agreement.

PURPOSE AND STRUCTURE OF THE MERGER

     The primary benefit of the Merger to the Company's shareholders is the opportunity to sell all of their Shares at a price which represents a substantial premium over trading prices in effect immediately prior to announcement of the execution of the Merger Agreement. The structure of the transaction as a cash merger provides a cash payment at a premium price to all holders of outstanding Shares and ensures the acquisition of all the outstanding Shares of the Company.

     The primary reason for the Company entering into the Merger Agreement is the Advisory Board's belief that the Merger is the most effective means of achieving the purpose of liquidating the shareholders' investment in a reasonable time at a reasonable price. The Advisory Board also believes that since the contingent liabilities of the Company will remain with the Surviving Company, the Merger is the most advantageous transaction for the Company's shareholders, as opposed to an asset sale. The Company is obligated to indemnify CCI/Triad for certain taxes arising from, among other things, any transfer of the Property to the Company (see "THE COMPANY -- Properties of the Company"). Due to this indemnification obligation, the Company ordinarily would not be able to make final distributions to shareholders until after CCI/Triad's audit was complete, a process that could last up to three years after the date of its filing of a tax return, not including extensions. Instead, the Surviving Company will retain all liabilities, contingent or otherwise, of the Company in conjunction with the Merger. As a result, the Company's shareholders will receive their proceeds shortly after the consummation of the Merger without any requirement to hold back contingency reserves.

     In addition, the Company is currently obligated to undertake approximately an additional $7,000,000 in improvements on the Property. The City of Livermore has indicated that it is willing to reimburse the Company for improvements undertaken and paid for by the Company by means of bond financings. Historically, the City of Livermore has fulfilled such reimbursement commitments to Triad. However, if the City of Livermore is unsuccessful in completing a bond offering, the Company would not receive any reimbursement for such improvements. Further, there is a significant chance the cost of the improvements undertaken by the Company will exceed the amount of the bond financings and the Company would be responsible for paying any such cost overruns. Again, the Surviving Company will retain this potential liability of the Company in conjunction with the Merger, so the Company's shareholders will receive their full proceeds shortly after the consummation of the Merger.

     The Advisory Board also believes it significant that by entering into the Merger at this time shareholders of the Company avoid ongoing operating expenses of the Company such as taxes (which are currently in excess of $1 million annually) and the costs of ongoing reporting requirements, including those related to filings with the Commission under federal securities laws.

     The Advisory Board believes that the Merger is the best available opportunity to maximize shareholder value at the present time. The $1.65125 per Share price to be received by the Company's shareholders represents a premium of approximately 25% over the per share price offered by RCBA and approximately 27% over the value estimated by Sedway Group without considering the impact of contingent liabilities.

     TKG's purpose and reasons for engaging in the transaction contemplated by the Merger Agreement is to obtain ownership (together with Lehman Brothers and/or one or more entities affiliated with Lehman Brothers, which TKG expects will provide financing to TKG for the Merger) of the Company, thereby becoming entitled to the benefits of ownership including management and investment discretion with regard to the future of the real estate assets of the Company. This includes execution of a business plan that combines strategic undeveloped lots dispositions and developments of other lots for the Company's own account or for third parties, depending on market conditions. TKG and Lehman Brothers will receive the benefits, if any, of their decisions and will also bear the risk of loss.

RECOMMENDATION OF THE COMPANY'S ADVISORY BOARD

     On February 1, 1998, the Company's Advisory Board, by unanimous vote, at a special board meeting held on that date, determined that the transactions contemplated by the Merger are fair from a financial point of view to and in the best interests of the shareholders of the Company other than (i) affiliates of the Company and (ii) TKG and its affiliates (the "Unaffiliated Shareholders"), approved the Merger Agreement and resolved to recommend that the Company's shareholders approve the Merger Agreement.

     In determining to approve and adopt the Merger Agreement, and in determining the fairness of the terms of the Merger to the Unaffiliated Shareholders, the Advisory Board considered the following factors, each of which, in the view of the Advisory Board, supported the determination to recommend the Merger:

          (i) the net book value of the Company (based upon the financial statements contained in its Form 10-QSB for the quarter ended September 30,
     1997), which on a per Share basis is calculated at $1.22 per Share, significantly less than the $1.65125 per Share being offered by TKG;

          (ii) the liquidation value of the Company (based upon the cost basis for the Distribution as determined by Triad Systems Corporation), which on a per Share basis is calculated at $0.72 per Share, significantly less than the $1.65125 per Share being offered by TKG;

          (iii) the fact that, as discussed below in "-- Redemption of Shares," when the Company redeemed Shares from Mr. Porter and Mr. Stevens, the redemption price was $0.72 per Share, and that the $1.65125 per Share being offered by TKG constitutes a significant premium over the redemption price;

          (iv) the historical market prices of the Shares, particularly the fact that the Merger will enable the shareholders of the Company to realize a significant premium over the prices at which the Shares traded prior to the announcement of execution of the Merger Agreement;

          (v) the conclusion contained in the Sedway Report that following a three-and-one-half year disposition strategy could result in proceeds with a net present value of $25.6 million and the fact that the Merger would result in proceeds of over $32.5 million (inclusive of Shares beneficially held by TKG);

          (vi) the terms and conditions of the Merger Agreement, including the provision negotiated by the Company which allowed the Company to consider and respond to unsolicited offers after the date of the Merger Agreement; the fact that the Company may terminate the Merger Agreement in certain circumstances; the circumstances under which the termination fee is payable; and the relatively few substantive closing conditions;

          (vii) the fact that, as discussed above in "-- Purpose and Structure of the Merger," the Surviving Company will retain all contingent liabilities of the Company, including those related to tax matters and construction of improvements on the Property and those relating to the potential obligation to indemnify CCI/Triad against any claims relating to environmental costs and liabilities associated with the Land or the Headquarters prior to the Contribution (as discussed above in "THE
     COMPANY -- Properties of the Company"); and

          (viii) the fact that the offer from TKG, when considered on a net basis, was higher than the firm offers received from the other potential acquirors.

     Management Corp., with the advice and consent of the Advisory Board, determined that the transactions contemplated by the Merger are fair from a financial point of view to and in the best interests of all shareholders including the Unaffiliated Shareholders and recommends that the Company shareholders approve the Merger Agreement. In determining to approve and adopt the Merger Agreement, and in determining the fairness of the terms of the Merger to the Unaffiliated Shareholders, Management Corp. adopted the analysis undertaken by the Advisory Board in the preceding paragraphs.

     The executive officers of the Company have made no recommendation with respect to the Merger.

     The Company has not received or requested an opinion from an independent financial advisor regarding the fairness of the consideration to be received by the Unaffiliated Shareholders in the Merger. It has compared the financial results of the Merger with those projected as feasible from the continued operation of the Company by an independent real estate and urban economics advisor (see "-- Sedway Report" below).

     If the Merger is not approved by the Company's shareholders and the Merger does not occur, the Company will continue its current operations as an independent company. However, for the reasons discussed above, it is possible that the Company would seek a business combination with another company.

SEDWAY REPORT

     SUMMARY. Shortly after its formation, the Company began considering various methods in order to effectuate an orderly disposition of the Property. Accordingly, on May 22, 1997, the Company's Advisory Board authorized Martin W. Inderbitzen, a member of the Advisory Board, and Larry D. McReynolds, President of the Company, to engage Sedway Group or a comparable firm for the purpose of preparing a report exploring various disposition strategies. On July 22, 1997, Sedway Group delivered its written report to the Company's Advisory Board (the "Sedway Report").

     THE SEDWAY REPORT DOES NOT RELATE TO THE MERGER CONSIDERATION OR THE FAIRNESS OF THE MERGER CONSIDERATION, OR THE FAIRNESS OF THE MERGER TO THE COMPANY, TKG OR SHAREHOLDERS WHO ARE NOT AFFILIATES. HOWEVER, THE SEDWAY REPORT DOES RELATE TO THE VALUE OF THE COMPANY'S REAL ESTATE ASSETS IN A LIQUIDATION SITUATION, AND AS SUCH, WAS GIVEN CONSIDERATION BY THE COMPANY'S ADVISORY BOARD DURING ITS DECISION MAKING PROCESS.

     In preparing its report, Sedway Group met with Company management and reviewed the current status of Triad Park, inspected Triad Park and its environs, read various documents related to Triad Park, including the listing agreement with Grubb & Ellis and the lease pertaining to the Triad Park building complex, held telephone interviews with members of the Company's Advisory Board, held telephone discussions with brokers, developers, and land owners active in the Livermore area and reviewed market information provided by Grubb & Ellis. Sedway Group was asked to provide a strategy to maximize the value of the Company's real estate assets.

     The Sedway Report contains a history of Triad Park and a summary of the current situation at Triad Park. The Sedway Report also contains a market overview, including current market conditions for retail, office and R&D properties. The Sedway Report recommends an "aggressive but orderly real estate disposition program" including certain improvements to the Triad Park area and a multi-faceted marketing program. According to the Sedway Report, the proposed strategy should "result in proceeds with a net present value of $25.6 million." The Sedway Report also includes a presentation of the financial analysis of the disposition strategy and assumptions and limiting conditions.

     GENERAL. Although the Company believes all material analyses performed by and conclusions of Sedway Group are disclosed in the summary set forth above, the summary does not purport to be a complete description of the analyses performed by Sedway Group. The preparation of a report similar to the Sedway Report involves various determinations and assumptions and therefore is not readily susceptible to summary description. Accordingly, Sedway Group believes that its report must be considered as a whole and that selected portions of its report and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its report. In preparing its report, Sedway Group made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company.

     Sedway Group is a nationally recognized full-service real estate and urban economics consulting firm engaged, among other things, in market research and analysis, real estate strategy and asset management (including acquisition and disposition strategies), financial analysis and valuation services. Sedway Group has substantial experience in major land uses (residential, retail, office, industrial, hotel and mixed use) and in specialized areas such as entertainment retail, public/private transactions and economic revitalization.

     It was the opinion of the Advisory Board that Sedway Group was very familiar and experienced with economic analysis in the Tri-Valley region of Northern California. At the time that the Advisory Board was seeking a firm to undertake the analysis, Sedway Group was conducting similar analyses in the City of Livermore and in the Tri-Valley area. Members of the Advisory Board were also personally familiar with Sedway Group, and all agreed that Sedway Group had a positive business reputation in the community. All of these factors were considered by the Advisory Board when it chose Sedway Group to prepare the economic report.

     The Company has paid Sedway Group approximately $15,000 for preparing the Sedway Report. No portion of the fee payable to Sedway Group is contingent upon consummation of the Merger or similar type of transaction.

PLANS FOR THE COMPANY AFTER THE MERGER

     Effective upon consummation of the Merger, the manager of Acquisition LLC will be the initial manager of the Surviving Company. The Surviving Company will not have an Advisory Board.

     Following the Merger, it is expected that the Surviving Company will pursue the completion of the development of Triad Park. The Surviving Company's first actions are expected to be directed toward completing the infrastructure improvements for the Property. It is anticipated that the Surviving Company will initiate a new marketing campaign that will promote the sale of individual lots, the development of buildings for companies on a build-to-suit basis, and the development of buildings without advance leasing to tenants on a speculative basis. TKG presently expects that the sale of lots and the development of buildings will be completed in approximately four years.

CERTAIN EFFECTS OF THE MERGER

     As a result of the Merger, the entire equity interest of the Company will be owned, directly or indirectly, by TKG and Lehman Brothers (which TKG expects will provide financing to TKG for the Merger) (collectively "Lehman Brothers") and one or more of their respective affiliates, and the current shareholders will have no continuing interest in the Company. Therefore, following the Merger, the shareholders of the

Company other than TKG will no longer benefit from any increases in the value of the Company and will no longer bear the risk of any decreases in the value of the Company. Following the Merger, TKG and Lehman Brothers, directly or indirectly, will own 100% of the Company and will have complete control over the management and conduct of the Company's business, all income generated by the Company and any future increase in the Company's value. Similarly, TKG and Lehman Brothers, directly or indirectly, will also bear the risk of any losses incurred in the operation of the Company and any decrease in the value of the Company.

RELATIONSHIP BETWEEN THE COMPANY AND TKG

     NO INTERCOMPANY BUSINESS RELATIONSHIP. Not including the Merger Agreement, the transactions contemplated thereby, or as otherwise disclosed in this Proxy Statement, there have been no business relationships between the Company and either TKG or Acquisition LLC.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the Advisory Board of the Company with respect to the Merger Agreement and the transactions contemplated thereby, shareholders should be aware that certain members of the Advisory Board and management of the Company have certain interests in the Merger in addition to the interests of shareholders of the Company generally. In connection with the Advisory Board's determination that the Merger is fair to the Company's shareholders (excluding TKG and its affiliates), the Advisory Board carefully considered conflict of interest issues relating to the matters described below.

     INDEPENDENT CONTRACTOR SERVICES AGREEMENT. Larry D. McReynolds, President of the Company, has an Independent Contractor Services Agreement with the Company, under which he is currently paid an annual base salary of approximately $113,000, of which the Company is responsible for 50%. Mr. McReynold's independent contractor agreement provides for bonus compensation in the event of certain "changes in control" of the Company, including a merger involving the Company. Upon consummation of the Merger, Mr. McReynolds is entitled to receive a bonus of less than 1% of the net value paid to the Company's shareholders, which is estimated to be approximately $250,000.

     INDEMNIFICATION OF OFFICERS AND DIRECTORS. The Merger Agreement provides that, for a period of not less than six years following the Effective Time, the Surviving Company will maintain in effect all rights of indemnification of the officers, directors or employees of the Company provided in its limited liability company agreement or bylaws. TKG has also agreed to allow the Company, with the Acquisition LLC's prior consent (such consent is not required if the cost does not exceed $110,000), to purchase prior to the Effective Time additional policies of directors' and officers' liability insurance of at least the same coverage as currently maintained by the Company, such policies to be pre-paid and in effect for a period of six years from the Effective Time.

SOURCES AND USES OF FUNDS

     MERGER CONSIDERATION, FEES AND EXPENSES. TKG estimates that the total consideration payable to shareholders other than TKG and its affiliates upon consummation of the Merger will be approximately $32,538,910. The estimated fees and expenses incurred or to be incurred by TKG in connection with the Merger (including fees and expenses incurred or to be incurred by the Company in connection with the Merger, which will be paid by TKG or Acquisition LLC) are not expected to exceed $750,000.

     Certain of the Company's officers will receive certain payments if the Merger is consummated. See "-- Interest of Certain Persons in the Merger."


     SOURCES OF FUNDS. TKG expects to raise the funds required to complete the acquisition of the Company through approximately $3 million in equity contributions by TKG and $30 million in debt and senior equity from Lehman Brothers. TKG's equity contributions will be made from available cash and working capital of TKG. In connection with the equity contributions and borrowings that TKG expects to obtain from Lehman Brothers (the "Financing"), TKG on February 6, 1998 executed a detailed term sheet from Lehman Brothers setting forth the material economic terms of the Financing, based on the final acquisition price of approximately $32.6 million as set forth in the Merger Agreement. The February 6, 1998 term sheet replaced a previous term sheet which was based on TKG's original bid price. The equity and debt structure may change at the discretion of Lehman Brothers and TKG pursuant to final documentation. The Financing is subject to the completion of standard institutional loan and equity documentation between Lehman Brothers and TKG. The Financing will also be subject to the satisfaction of closing conditions under the Merger Agreement (including the accuracy of the Company's representations and warranties in all material respects) and customary closing requirements in accordance with the definitive financing documents.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Under currently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations promulgated thereunder, applicable judicial decisions and administrative rulings, all of which are subject to change, the federal income tax consequences described below are expected to arise in connection with the Merger. Due to the complexity of the Code, the following discussion is limited to the material federal income tax aspects of the Merger for a Company shareholder who is a citizen or resident of the United States. The general tax principles discussed below are subject to retroactive changes that may result from subsequent amendments to the Code. The following discussion does not address potential foreign, state, local and other tax consequences, nor does it address taxpayers subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, regulated investment companies, S corporations and taxpayers subject to the alternative minimum tax. Neither the Company nor TKG has requested either the Internal Revenue Service or counsel to rule or issue an opinion on the federal income tax consequences of the Merger. ALL SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF THE DISPOSITION OF THEIR SHARES IN THE MERGER.

  Merger as Sale of Shares

     Although the transaction will be in the form of the merger of the Company with Acquisition LLC, for federal income tax purposes it is anticipated that the Merger will be treated as a taxable sale of Shares by each holder of Shares. Accordingly, each holder of Shares will recognize gain or loss by reason of the consummation of the Merger.

  Measure of Gain or Loss

     A shareholder's gain or loss in the Merger will be equal to the difference between the consideration received in the Merger and the shareholder's adjusted basis in the shareholder's Shares. The consideration received will be equal to the sum of the cash received plus the shareholder's allocable share of the Company's liabilities.

     A shareholder's initial basis in the Shares will be the cost of the Shares plus the shareholder's allocable share of the Company's liabilities. For shares received in the distribution from Triad, the shareholder's "cost" of the Shares will be the fair market value of the Shares at the time of the distribution. The basis of the Shares will be increased by the shareholder's share of Company income and by any increases in the shareholder's share of Company liabilities. The basis will be reduced (but not below zero) by distributions from the Company, by the shareholder's share of Company losses, by decreases in the shareholder's share of Company liabilities and by the shareholder's share of expenditures of the Company that are neither deductible in computing taxable income nor required to be capitalized.

     It will not be possible to determine the precise amount of gain or loss on the sale of the Shares until after the Effective Time, because the calculation of gain or loss requires a determination of the Company's liabilities as of the Effective Time and the shareholder's share of the Company's income, gain, loss and deduction for the taxable year in which the Merger occurs. Following the Effective Time, the Company's books will be closed and the shareholders will receive the information they require to determine the adjusted basis of their Shares and the consideration received in the Merger.

  Character of Gain or Loss

     The Shares represent interests in the Company, which is taxed as a partnership for federal income tax purposes. Generally, gain or loss on the sale of a partnership interest is capital gain or loss under Section 741 of the Code. An exception to this general rule is provided in Section 751 of the Code, which treats as ordinary income or ordinary loss any gain or loss on unrealized receivables or inventory items (including real property held for sale to customers).

     A substantial portion of the Property is land held by the Company for sale to customers and any gain or loss attributable to such land will be ordinary income or loss to the shareholders in the Merger. The precise amount cannot be calculated until after the Effective Time because the activities of the Company will affect the amount of such ordinary income. Following the Effective Time, the shareholders will receive the information they require to determine the ordinary income from the sale of the Shares. The balance of gain, if any, will be capital gain.

     If a shareholder who is an individual (and any individual who is a partner in a partnership that is a shareholder) has held the Shares for more than 12 months but less than 18 months as of the Effective Time, any capital gain will be long term capital gain and will be subject to federal tax at not more than a 28% tax rate. If the Shares have been held for more than 18 months as of the Effective Time, any capital gain will be subject to federal tax at not more than a 20% tax rate. Any capital gain on Shares held for 12 months or less will be short term capital gain and will be subject to tax at the rates applicable to ordinary income.

  Company Income or Loss Prior to the Merger

     Each shareholder will receive an allocation of the shareholder's share of the Company's income or loss for the periods prior to the Merger. Shareholders should review the discussion in the Company's Information Statement mailed to shareholders on or about August 21, 1997 under "Tax Considerations" for a summary of the federal income tax consequences of the Company's operations. If the Company has taxable income during the periods prior to the Merger, it is not anticipated that the Company will make any distributions to shareholders and shareholders may be required to pay federal income taxes on Company income.

  Reporting and Withholding

     Cash payments made pursuant to the Merger will be reported to the extent required by the Code to shareholders of the Company and the Internal Revenue Service. The payments will ordinarily not be subject to withholding of federal income tax. However, backup withholding of such tax at a rate of 31% may apply to certain shareholders by reason of the events specified in Section 3406 of the Code and related Treasury Regulations, which include failure of a shareholder to supply the Company or its agent with the shareholder's taxpayer identification number. Accordingly, each Company shareholder will be asked to provide the shareholder's correct taxpayer identification number on a Substitute Form W-9 which is to be included in the letter of transmittal to be sent to shareholders relating to their Shares. Withholding may also apply to Company shareholders who are otherwise exempt from such withholding, such as a foreign person, if that person fails to properly document its status as an exempt recipient.

REDEMPTIONS OF SHARES

     In August, 1997, as part of the consummation of a transaction completed as a part of the formation of the Company, the Management Corp. paid its promissory note due the Company in full, Messrs. Porter and Stevens paid their respective promissory notes due the Management Corp. in full, and the Company redeemed 99,536 Shares from each of Mr. Porter and Mr. Stevens at a price of $0.72 per Share. The net effect of the transaction was to reduce the outstanding Shares of the Company to 19,708,123, the same as the number of Triad Systems Corporation shares which existed immediately prior to formation of the Company and to reduce the number of Shares beneficially owned by Mr. Stevens and Mr. Porter to the same number of Shares they owned in Triad Systems Corporation immediately prior to formation of the Company.

REGULATORY APPROVALS

     No regulatory approval is required in connection with the proposed Merger. State Attorneys General and private parties may bring legal actions under the federal or state antitrust laws under certain circumstances; however, neither the Company nor TKG believes that any ground for such an action exists.

                              THE MERGER AGREEMENT

     The information in this summary is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit A to this Proxy Statement.

GENERAL

     The Company, Acquisition LLC and TKG entered into the Merger Agreement effective February 1, 1998. If the shareholders of the Company approve the Merger Agreement, Acquisition LLC will be merged with and into the Company, with the result that the separate corporate existence of Acquisition LLC will then cease. The Company will be the Surviving Company and will be an affiliate of TKG. All of the Company's liabilities, including contingent, environmental, tax and any other liabilities, will become liabilities of the Surviving Company by operation of law. There are no contractual arrangements which would cause the shareholders to have post-closing exposure to these liabilities. At the Effective Time, the Shares will be converted automatically into the right to receive cash, as described below. See "-- Consideration to be Received by Shareholders." The Shares will no longer be listed or traded in any public market, and the registration of the Shares under the Exchange Act will be terminated.

EFFECTIVE TIME

     If the Merger Agreement is approved by the Company's shareholders, the Merger will be consummated and become effective upon the filing of the Certificate of Merger by the Delaware Secretary of State on a date as soon as practicable after conditions to the Merger are satisfied (or waived to the extent permitted), or such other date agreed on by the parties. It is currently contemplated that the Effective Time will occur on or before March 31, 1998. There can be no assurance that all conditions to the Merger will be satisfied. See "-- Conditions to Consummation of the Merger."

CONSIDERATION TO BE RECEIVED BY SHAREHOLDERS

     In connection with the Merger, each Share outstanding immediately prior to the Effective Time will be converted into the right to receive $1.65125 in cash, without interest (the cash consideration per share to be paid to the Company's shareholders in the Merger being sometimes referred to herein as the "Merger Consideration").

PAYMENT FOR SHARES


     Payment for Shares. TKG will engage a commercial bank or trust company (the "Disbursing Agent") to act as the paying agent for payment of the Merger Consideration to the holders of the Shares. Instructions with regard to the surrender of certificates formerly representing Shares, together with the letter of transmittal to be used for that purpose, will be mailed to shareholders as soon as practicable after the Effective Time. As soon as practicable following receipt from the shareholder of a duly executed letter of transmittal, together with certificates formerly representing Shares and any other items specified by the letter of transmittal, the Disbursing Agent will pay the Merger Consideration to the shareholder, by check or draft.


     After the Effective Time, the holder of a certificate formerly representing Shares will cease to have any rights as a shareholder of the Company, and the holder's sole right will be to receive the Merger Consideration with respect to the Shares. If payment is to be made to a person other than the person in whose name the surrendered certificate is registered, it will be a condition of payment that the certificates so surrendered be properly endorsed or otherwise in proper form for transfer and that the person requesting the payment shall pay any transfer or other taxes required by reason of the payment or establish to the satisfaction of the Surviving Company that the taxes have been paid or are not applicable. No transfer of Shares outstanding immediately prior to the Effective Time will be made on the stock transfer books of the Surviving Company after the Effective Time.

     To the extent permitted by law, the appointment of the Disbursing Agent may be terminated at any time by TKG upon notice to the Disbursing Agent, or by the Disbursing Agent upon 30 days notice to TKG. Any portion of the Merger Consideration remaining undistributed one year after the Effective Time will be returned to the Surviving Company, and any holders of unsurrendered Share certificates may surrender them to the Surviving Company and (subject to abandoned property, escheat or similar laws) receive the Merger Consideration to which they are entitled.

     SHAREHOLDERS OF THE COMPANY SHOULD NOT FORWARD THEIR SHARE CERTIFICATES TO THE DISBURSING AGENT WITHOUT A LETTER OF TRANSMITTAL, AND SHOULD NOT RETURN THEIR SHARE CERTIFICATES WITH THE ENCLOSED PROXY.

     No Interest on Payment Amounts. In no event will holders of Shares be entitled to receive payment of any interest on the Merger Consideration.

OPERATIONS OF THE COMPANY PRIOR TO THE MERGER

     The Company has agreed that, prior to the Effective Time, the business of the Company will be conducted in accordance with certain restrictions set forth in the Merger Agreement. Among other things, the Company has agreed that, except as the Company and the Acquisition LLC may otherwise agree, the Company will operate only in the ordinary course of business, and the Company will not do any of the following: (a) take any action which would or could reasonably be expected to jeopardize any of its material contracts or its good standing with any applicable governmental agency with jurisdiction over the Company, or (b) declare, set aside or pay any dividend or other distribution in respect of its membership interests, whether in securities, cash, or other property, redeem, repurchase or otherwise acquire any of its outstanding Shares, or issue any membership interests or any right to acquire or convert into membership interests.

     In addition, the Company has agreed that until the earlier of the termination of the Merger Agreement or the Effective Time, neither the Company nor any of its employees or representatives will take any action to solicit, initiate or encourage the submission of any Acquisition Proposal (as defined below) or enter into any agreement for or relating to any Acquisition Proposal (an "Acquisition Agreement"). Notwithstanding the foregoing, at any time prior to obtaining the approval of the Company shareholders to the Merger, the Company may, in response to an unsolicited written request for information made by a third party to the Company, provide information to or have discussions or negotiations with the third party if the Advisory Board of the Company, after having considered the advice of outside counsel, has determined in good faith that it is the fiduciary duty under applicable law of such Advisory Board members to do so.

     An Acquisition Proposal is defined in the Merger Agreement as a proposal for any (i) merger, consolidation or similar transaction involving the Company,
(ii) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of either (a) assets of the Company representing 75% or more of the consolidated assets of the Company in one transaction, or (b) all or substantially all of the undeveloped Property in one transaction (but not including solicitation of sales of individual parcels of the undeveloped Property), (iii) issuance, or other acquisition or disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the voting power of the Company, or (iv) transaction in which any person or group of persons would acquire beneficial ownership or the right to acquire beneficial ownership, or any group shall have been formed which beneficially owns or would own or would have the right to acquire beneficial ownership of 20% or more of the outstanding Shares, other than transactions contemplated by the Merger Agreement.

CONDITIONS TO CONSUMMATION OF THE MERGER

     The Merger will occur only if the Merger Agreement is approved and adopted by the holders of the Shares. Consummation of the Merger also is subject to the satisfaction of the following conditions specified in the Merger Agreement, unless the conditions are waived (to the extent waiver is permitted by law). The failure of any of these conditions to be satisfied, if not waived, would prevent consummation of the Merger.

     The obligations of Acquisition LLC to consummate the Merger are subject to satisfaction of the following conditions: (i) the Merger shall have been approved by the requisite vote of the shareholders of the

Company, (ii) no temporary restraining order, preliminary or permanent injunction or other order of any court or other judicial or administrative body of competent jurisdiction (each, an "Injunction") which prohibits or prevents the consummation of the Merger shall have been issued and remain in effect,
(iii) the Company shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time, (iv) each of the representations and warranties of the Company contained in the Merger Agreement shall be true in all material respects when made on and as of the Effective Time, and (v) the Company shall have obtained all consents, appeals, releases or authorizations from, and shall have made all filings and registrations to or with, any person necessary to be obtained or made in order to consummate the transactions contemplated by the Merger Agreement.

     The obligations of the Company to consummate the Merger are subject to satisfaction of the following conditions: (i) the Merger shall have been approved by the requisite vote of the shareholders of the Company, (ii) no Injunction which prohibits or prevents the consummation of the Merger shall have been issued and remain in effect, (iii) Acquisition LLC shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed on or prior to the Effective Time, (iv) each of the representations and warranties of Acquisition LLC contained in the Merger Agreement shall be true in all material respects when made on and as of the Effective Time, and (v) the Merger Consideration shall have been deposited with the Disbursing Agent with irrevocable instructions to exchange the Shares for the Merger Consideration in accordance with the terms of the Merger Agreement immediately upon notification by the Company and Acquisition LLC of the Effective Time.

TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the filing of Certificate of Merger with the Delaware Secretary of State whether before or after action by the Company's shareholders and without further approval by the Company's shareholders under any of the following circumstances: (i) by mutual consent of the Board of Directors of Acquisition LLC and the Company's Advisory Board; (ii) by either Acquisition LLC or the Company, if the Merger shall not have been consummated on or before March 31, 1998; provided that this particular right to terminate shall not be available to any party whose failure to perform in any material respect any covenant under the Merger Agreement has been the cause of or resulted in whole or in part in the failure of the Merger to be consummated before March 31, 1998; (iii) by either Acquisition LLC or the Company, if there shall be any restraining order, permanent injunction or other order by any court which is final and nonappealable preventing the consummation of the Merger; (iv) by either Acquisition LLC or the Company if the Company shareholders do not approve the Merger Agreement and the transactions contemplated thereby; (v) by Acquisition LLC if the Merger Agreement and the transactions contemplated thereby shall not have been submitted for approval by the Company's shareholders by March 31, 1998 unless the meeting is held later solely due to delays in obtaining approval of the proxy statement by the Commission; (vi) by Acquisition LLC, if the Advisory Board withdraws, modifies in a manner adverse to Acquisition LLC, or refrains from making its recommendation concerning the Merger, or the Advisory Board shall have recommended to the Company shareholders any Acquisition Proposal or the Company shall have entered into an Acquisition Agreement, or, other than in connection with the Company's delivery of a Superior Proposal Notice (as defined below), the Advisory Board shall have resolved to do any of the foregoing; or
(vii) by the Company, if by a good faith vote, with the advice of outside legal counsel, in order to avoid breaching its fiduciary duties to Company shareholders under applicable law, (a) the Advisory Board has delivered to Acquisition LLC a Superior Proposal Notice, (b) the Company has paid the Termination Fee (as defined below), and (c) five business days have passed since Acquisition LLC received the Superior Proposal Notice.

     A "Superior Proposal Notice" is written notice advising Acquisition LLC that the Advisory Board has received a Superior Proposal (as defined below) which the Advisory Board has authorized and intends to effect, specifying the material terms and conditions of such Superior Proposal and identifying the person making the Superior Proposal. A "Superior Proposal" is a definitive unconditioned agreement with a third party, with all due diligence investigations completed, to acquire, directly or indirectly, more than 50% of the membership interests of the Company, assets of the Company representing 75% or more of the real estate assets of the Company in one transaction (but not solicitation of sales of individual parcels of the Property) or all or substantially all of the undeveloped Property in one transaction (but not solicitation of sales of individual parcels of the undeveloped Property), and otherwise on terms which the Advisory Board determines in its good faith judgment to be more favorable from a financial point of view to the Company shareholders than the Merger Agreement, the Merger and the transactions contemplated thereby and for which financing, to the extent required, is then committed.

TERMINATION FEE

     The Merger Agreement requires the Company to pay Acquisition LLC a termination fee of $1.2 million (the "Termination Fee") if the Board of Directors of the Company takes the action described in clause (vii) above under the caption "-- Termination," (but only if the Company executes the agreement contemplating the Superior Proposal within three business days after the receipt by Acquisition LLC of the Superior Proposal Notice) or the Merger Agreement is terminated by Acquisition LLC for any of the reasons set forth in clauses (v) or
(vi) above under such caption. In addition, the Company is required to pay Acquisition LLC the Termination Fee if, as long as Acquisition LLC has not materially defaulted under Sections 1, 3 and 10 of the Merger Agreement, on or prior to July 31, 1998 the Company (directly or indirectly through the Management Corp. or the Advisory Board) accepts, recommends, consummates, or enters into or announces an agreement with respect to, an Acquisition Proposal.

ACCOUNTING TREATMENT

     The Merger will be accounted for under the purchase method of accounting under which the total consideration paid in the Merger will be allocated among the Surviving Company's consolidated assets and liabilities based on the fair values of the assets acquired and liabilities assumed.

                       RIGHTS OF DISSENTING SHAREHOLDERS

     No appraisal rights are provided for the Company shareholders under the Delaware limited liability company act or under the Company's limited liability company agreement. Neither the Company, TKG or Acquisition LLC will be voluntarily providing appraisal rights to the Company shareholders who object to the transactions contemplated by the Merger Agreement. Neither the Company nor TKG is aware of any appraisal rights available to objecting shareholders under applicable law.

          SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

SHARE OWNERSHIP

     The following table sets forth certain information, as of December 31, 1997, with respect to the beneficial ownership of Shares by (i) all persons known by the Company to beneficially own more than 5% of the outstanding Shares,
(ii) each Advisory Board member of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group. For purposes of this table, beneficial ownership of securities is defined in accordance with the rules of the Commission and means generally the power to vote or dispose of securities, regardless of any economic interest therein. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the Shares indicated.

                                                          AMOUNT AND NATURE OF
                  NAME AND ADDRESS OF                     BENEFICIAL OWNERSHIP
                    BENEFICIAL OWNER                           OF SHARES          PERCENT OF CLASS(1)
                  -------------------                     --------------------    -------------------
Richard C. Blum.........................................       2,012,158(2)              10.2%
  909 Montgomery Street, Suite 400
  San Francisco, CA 94133
Manchester Securities Corp..............................       1,914,760(3)               9.7%
  712 Fifth Avenue
  New York, NY 10019
Farallon Capital Management, L.L.C......................       1,569,900(4)               8.0%
  One Maritime Plaza, Suite 1325
  San Francisco, CA 94111
Mentor Partners, L.P....................................       1,384,563(5)               7.0%
  500 Park Avenue
  New York, NY 10022
Pioneering Management Corporation.......................       1,237,950                  6.3%
  60 State Street
  Boston, MA 02109
Gabelli Funds, Inc......................................       1,031,200(6)               5.2%
  One Corporate Center
  Rye, New York 10580-1434
James R. Porter.........................................         828,664                  4.2%
  3055 Triad Drive
  Livermore, CA 94550
William W. Stevens......................................         324,154(7)               1.6%
  3055 Triad Drive
  Livermore, CA 94550
3055 Management Corp....................................         199,072(8)               1.0%
  3055 Triad Drive
  Livermore, CA 94550
Stanley F. Marquis......................................         136,824                  0.7%
  3055 Triad Drive
  Livermore, CA 94550
Larry D. McReynolds.....................................          19,317                  0.1%
  3055 Triad Drive
  Livermore, CA 94550
Martin W. Inderbitzen...................................               0                    0%
  3055 Triad Drive
  Livermore, CA 94550
All Executive Officers and Advisory Board Members as a
  Group.................................................       1,508,031                  7.7%

---------------

(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them, subject to community property laws, where applicable.

(2) Richard C. Blum ("Mr. Blum") is a controlling person and Chairman of Richard
    C. Blum & Associates Inc. ("Inc."), which is the general partner of Richard
    C. Blum & Associates LP ("LP"). These Shares are directly owned by three limited partnerships for which LP is the general partner (BK Capital Partners II, 111,111 Shares; BK Capital Partners III, 500,000 Shares; and BK Capital Partners IV, 1,387,047 Shares). Mr. Blum disclaims beneficial ownership of these securities except to the extent of his pecuniary interest thereof.

(3) Manchester Securities Corp. is wholly-owned by Elliott Associates, L.P. ("Elliott"). Paul E. Singer ("Singer") and Braxton Associates, L.P., a New Jersey limited partnership, which is controlled by Singer, are the general partners of Elliott.

(4) Includes 1,363,200 Shares held by Farallon Capital Partners, L.P. ("FCP") and 206,700 Shares held by Tinicum Partners, L.P. ("Tinicum"). Farallon Partners, L.L.C. ("FPLLC") is the General Partner of FCP and Tinicum. Thomas
    F. Steyer is the senior managing member of FPLLC.

(5) Mentor Partners, L.P. is a limited partnership whose general partner is WTG & Co., L.P. (the "General Partner"). The general partner of the General Partner is D. Tisch & Co., Inc., all of the common stock of which is owned by Daniel R. Tisch.

(6) Includes 205,000 Shares held by GAMCO Investors, Inc., 169,900 Shares held by Gabelli Performance Partnership L.P. and 656,300 Shares held by Gabelli Associates Fund. Mario J. Gabelli is the Chairman, Chief Executive Officer and Chief Investment Officer of Gabelli Funds, Inc.

(7) Includes 324,154 Shares held as tenant-in-common with Virda J. Stevens.

(8) In addition to the totals shown in the above table, Messrs. Porter and Stevens are deemed to be the beneficial owners of 199,072 Shares by virtue of their respective 50% equity ownership in 3055 Management Corp.

TRANSACTIONS BY CERTAIN PERSONS IN THE SHARES

     No transactions in the Company's Shares were effected by any Advisory Board member or executive officer of the Company during the 60 day period preceding the date of this Proxy Statement.

                         MANAGEMENT OF THE COMPANY, TKG
                              AND ACQUISITION LLC

     Certain information concerning the directors and executive officers of the Company, TKG and Acquisition LLC, is set forth below. Unless otherwise indicated, each such person is a citizen of the United States and the address of each such person is that of the Company, TKG or the Acquisition LLC, as the case may be. Such addresses are set forth under the caption "SUMMARY -- The Company," "-- TKG" and "-- Acquisition LLC".

THE COMPANY

     The names, ages, principal occupations and employment history for the past five years of the members of the Advisory Board and executive officers of the Company, and the Board of Directors and executive officers of the Management Corp. are set forth below.

     James R. Porter, 61, has been a member of the Company's Advisory Board since the Company's inception in February, 1997, and has been a director and Vice President of the Management Corp. since its inception in February, 1997. He is Chairman of the Board of CCI/Triad. He was President and Chief Executive Officer of Triad from September, 1985 until its merger with Cooperative Computing, Inc. in February, 1997. He is also a director of Silicon Valley Bank, Brock International, Inc. and Cellular Technical Services, Inc.

     William W. Stevens, 65, has been a member of the Company's Advisory Board since the Company's inception in February, 1997, and has been a director and Chairman of the Management Corp. since its inception in February, 1997. He was Chairman of the Board of Triad from 1972 until its merger with Cooperative Computing, Inc. in February, 1997. He is the founder of Triad and was its President and Chief Executive Officer from its inception until September, 1985.

     Stanley F. Marquis, 54, has been a member of the Company's Advisory Board since the Company's inception in February, 1997. He is also Secretary of the Company and Vice President of Management Corp. He was President of Triad Systems Financial Corporation from August, 1983 until June 30, 1997. Mr. Marquis was also Treasurer of Triad from September, 1987 until June 30, 1997, and was its Vice President, Finance from December, 1994 until March, 1997.

     Martin W. Inderbitzen, 45, has been a member of the Company's Advisory Board since March, 1997. He has been a member of the State Bar of California since 1976, maintaining a private general civil law practice since that time. His practice has emphasized land use entitlement and zoning work almost exclusively for the past ten years.

     Larry D. McReynolds, 52, has been the President of the Company since its inception in February, 1997. He joined Triad in September, 1984 as its Manager, Facilities and became Manager, Real Estate and Facilities in June, 1992. In July, 1994 he also assumed responsibility for Triad's Office Services. He is currently employed in similar capacities for CCI/Triad.

TKG

     The names, principal occupations and employment history for the past five years of the directors and executive officers of TKG are set forth below.

     John T. Kontrabecki, 46, has been President and Chairman of the Board of TKG since its inception in 1983. He is also the President and Chairman of the Board of the Central European Industrial Development Company. Before this he was the Chief Financial Officer of Berg & Berg Developers in Cupertino, California and held executive positions with Richard Ellis, Inc. and Wells Fargo Bank in San Francisco, California. He has been a member of the State Bar of California since 1980.

     Brian R. Burrough, 36 has been Vice President and Director of Development for TKG since July 1995. Before this, he was with Paragon Group, Inc. for eight years in Los Angeles and Orange County, California and in Dallas, Texas.

     Steven Moriarty, 30, has been Vice President for Asset Management for TKG since January 1995. Before this, he held a similar position with TransAmerica Realty Corporation and Cushman & Wakefield in San Francisco and San Jose, California.

     Stephanie Hahn, 36, has been Vice President Marketing for TKG since July 1992. Before this, she was Director of Marketing for Northern California with R & B Properties, Inc.

     ACQUISITION LLC. TKG is the Managing Member of Acquisition LLC. All information regarding the directors and executive officers of TKG may be found above under the heading "-- TKG.".

                             SHAREHOLDER PROPOSALS

     In the event the Merger is not consummated for any reason, proposals of shareholders intended to be presented at the 1998 annual meeting of shareholders must be received by the Company at its principal executive offices not later than April 1, 1998 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Shareholders should mail any proposals by certified mail return receipt requested.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The financial statements of the Company as of December 31, 1997, contained in Exhibit B and incorporated by reference in this Proxy Statement, have been audited by Coopers & Lybrand LLP, independent public accountants.

     A representative of Coopers & Lybrand LLP will be at the Special Meeting to answer questions by shareholders and will have the opportunity to make a statement if so desired.

                             AVAILABLE INFORMATION

     The Company is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copies made at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at its Washington, D.C. address at prescribed rates. The Commission also maintains a Web site address, http://www.sec.gov.

     Copies of all documents filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) or the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting are available without charge upon written or oral request from Larry D. McReynolds, President, Triad Park, LLC, 3055 Triad Drive, Livermore, California 94550 (telephone (510) 449-0606).

                                          By Order of the Advisory Board

                                     LOGO
                                          James R. Porter
                                          Vice President, 3055 Management Corp.,
                                          Manager of the Company

Livermore, California

March 9, 1998

                                                                       EXHIBIT A

                              AGREEMENT OF MERGER

                                  BY AND AMONG

                          THE KONTRABECKI GROUP, INC.
                          TKG ACQUISITION COMPANY, LLC

                                      AND

                                TRIAD PARK, LLC

                          DATED AS OF FEBRUARY 1, 1998

                              AGREEMENT OF MERGER

     AGREEMENT OF MERGER dated as of February 1, 1998 (this "Merger Agreement") by and among THE KONTRABECKI GROUP, INC. (d/b/a/ TKG INTERNATIONAL) a California corporation ("TKG"), TKG ACQUISITION COMPANY, LLC, a Delaware limited liability company in the process of formation ("Acquisition"), and TRIAD PARK, LLC, a Delaware limited liability company (the "Company").

                                  WITNESSETH:

     WHEREAS, Section 18-209 of the Delaware Limited Liability Company Act (the "LLCA") authorizes the merger of one Delaware limited liability company with and into another Delaware limited liability company;

     WHEREAS, TKG, which will be the manager of Acquisition (the "Acquisition Manager"), has determined, and the holders of membership interests in Acquisition (the "Acquisition Share Holders") will determine that it is advisable and in the best interests of Acquisition and the Acquisition Share Holders, for Acquisition to merge with and into the Company with the result that the Acquisition Share Holders shall acquire all of the membership interests in the Company (the "Company Shares");

     WHEREAS, in furtherance of such acquisition, TKG has approved a merger (the "Merger") of Acquisition with and into the Company in accordance with the LLCA upon the terms and subject to the conditions set forth herein, and the manager (the "Company Manager") and advisory board (the "Advisory Board") of the Company have approved the Merger in accordance with the LLCA, upon the terms and subject to the conditions set forth herein, and recommend that the Merger be accepted by the holders of the Company Shares (the "Company Share Holders");

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

SECTION 1.  Merger

     1.1. Merger. Upon the terms and subject to the conditions hereof, on the Effective Time (as defined below in Section 1.2), Acquisition shall be merged into the Company and the separate existence of Acquisition shall thereupon cease, and the name of the Company, as the limited liability company surviving in the Merger (the "Surviving LLC"), shall by virtue of the Merger remain "Triad Park, LLC."

     1.2. Effective Time of the Merger. The Merger shall become effective when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later date and time as may be specified therein, which filing shall be made contemporaneously with (or as soon as practicable after) the closing of the transactions contemplated by this Merger Agreement in accordance with Section 3.6. When used in this Merger Agreement, the term "Effective Time" shall mean the date and time at which such filing shall have been made or such later date and time as may be specified in such filing.

     1.3. Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the LLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all of the property, rights, privileges, powers and franchises of Acquisition and the Company shall vest in the Surviving LLC, and all debts, liabilities and duties of Acquisition and the Company shall become the debts, liabilities and duties of the Surviving LLC.

     1.4. Certain Expenses. Subject to the requirements of this Section 1.4 and beginning with the date of this Merger Agreement, Acquisition shall promptly pay its and the Company's attorneys' fees and costs and all legitimate costs of the transaction, including but not limited to printing and mailing fees and filing fees with the Securities and Exchange Commission (the "Commission"), as incurred, in connection with the preparation of documents and solicitation of proxies required under the federal securities laws. In the event that the Company retains its counsel for the solicitation of proxies, Acquisition's obligations under this Section 1.4 shall be limited to $100,000 for attorney's fees and costs, assuming one round of comments from the Commission to the submitted documents. Acquisition shall pay actual time and expenses for work arising out of additional rounds of comments.

SECTION 2. The Surviving LLC

     2.1. Limited Liability Company Agreement. The limited liability company agreement of Acquisition as in effect immediately prior to the Effective Time shall be the limited liability company agreement of the Surviving LLC after the Effective Time except that Section 1.2 thereof shall be amended to state that the name of the company is Triad Park, LLC, and subject to Section 7.4(c), thereafter may be amended in accordance with its terms and as provided by law and this Merger Agreement.

     2.2. By-Laws. The by-laws of Acquisition as in effect on the Effective Time shall be the by-laws of the Surviving LLC.

     2.3. Manager; Advisory Board. The Acquisition Manager immediately prior to the Effective Time shall be the manager of the Surviving LLC. The Surviving LLC shall not have an advisory board.

SECTION 3.  Conversion of Securities

     3.1. Conversion. As of the Effective Time, by virtue of the Merger and without any action on the part of any Company Share Holder:

          (a) All Company Shares that are held by the Company shall be canceled.

          (b) Each remaining Company Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive a cash amount equal to the quotient obtained by dividing $32,543,038.10 by the sum of (i) the total number of Company Shares issued and outstanding as of the Effective Time (other than Company Shares to be canceled pursuant to this Agreement) and (ii) the total number of Company Shares issuable pursuant to all options, warrants, rights, convertible debt instruments and securities, and other equity or debt securities or obligations outstanding as of the Effective Time, whether vested or unvested, which are exerciseable for or convertible into Company Shares (hereafter referred to as the "Merger Consideration" whether on a per share or per Share Holder basis or in the aggregate, as the context may require). In no event shall the Merger Consideration payable by TKG and Acquisition for the total equity interest of the Company exceed $32,543,038.10.

          (c) Each issued and outstanding membership interest in Acquisition ("Acquisition Share") shall be converted into and become one membership interest in the Surviving LLC.

     3.2.  Disbursement of Merger Consideration.

     (a) Pursuant to an irrevocable agreement to be entered into on or before the Effective Time between Acquisition and a disbursing agent (the "Disbursing Agent") for the benefit of the Company Share Holders (which shall be a commercial bank or trust company with capital of at least $350,000,000 or otherwise reasonably satisfactory to the Company and Acquisition), Acquisition or the Surviving LLC shall deposit or cause to be deposited with the Disbursing Agent, in trust for the benefit of the Company's Share Holders, at the Closing, the Merger Consideration consisting of the cash (in immediately available funds) to which the Company Share Holders shall be entitled pursuant to Section 3.1(b). Pending any payments of cash pursuant to Section 3.1(b) of this Merger Agreement, such funds shall be held and invested by the Disbursing Agent in interest bearing investments with minimal or no risk to capital as directed by the Surviving LLC, and any earnings with respect to such funds shall be paid to the Surviving LLC when requested by the Surviving LLC. Any funds remaining with the Disbursing Agent one year after the Effective Time shall be released by the Disbursing Agent to the Surviving LLC after which time persons entitled thereto may look, subject to applicable escheat and other similar laws, only to the Surviving LLC for delivery thereof.

     (b) Promptly upon the Effective Time the Surviving LLC shall notify the Disbursing Agent of the effectiveness of the Merger and shall cause the Disbursing Agent, pursuant to the irrevocable instructions, to mail to each person who was, immediately prior to the Effective Time, a record holder of an outstanding certificate or certificates which prior thereto represented Company Shares ("Certificates") a notice and transmittal form advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Disbursing Agent Certificates for exchange for the Merger Consideration. Each holder of Certificates, upon proper surrender thereof to the Disbursing Agent together with such transmittal form, duly completed and validly executed in accordance with the instructions thereto, shall be entitled to receive the Merger Consideration evidenced by such Certificates, without any interest thereon, in exchange for such Certificates and such Certificates shall forthwith be canceled. Until properly surrendered and exchanged, Certificates shall, from and after the Effective Time, be deemed for all purposes to evidence only the right to receive the Merger Consideration. Notwithstanding the foregoing, neither the Disbursing Agent nor any party hereto shall be liable to a holder of Certificates for any amount which may be required to be paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (c) If delivery of the Merger Consideration in respect of canceled Company Shares is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition to such delivery or payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such a delivery or payment shall have paid any transfer and other taxes required by reason of such delivery or payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving LLC and the Disbursing Agent that such tax either has been paid or is not payable.

     3.3. Company Share Holders' Meeting. Unless this Merger Agreement has been terminated pursuant to Section 9.1, the Company shall take all action necessary, in accordance with applicable law and its limited liability company agreement and by-laws, to convene a special meeting of the Company Share Holders entitled to vote thereat (the "Company Meeting") as promptly as practicable for the purpose of considering and taking action upon this Merger Agreement. Subject to
Section 7.6(c), the Company Manager and Advisory Board will recommend that Company Share Holders entitled to vote thereon vote in favor of and approve the Merger and the adoption of this Merger Agreement at the Company Meeting. At the Company Meeting, all of the Company Shares then owned by Acquisition, or with respect to which Acquisition holds the power to direct the voting, shall be voted in favor of approval of the Merger and adoption of this Merger Agreement.

     3.4. Closing of the Company's Transfer Books. At the close of business on the Effective Time, the Company Share transfer books shall be closed and no transfer of any Company Shares shall be made thereafter. In the event that, after the Effective Time, Certificates are presented to the Surviving LLC, they shall be canceled and exchanged for the Merger Consideration as provided in Sections 3.1(b).

     3.5. Assistance in Consummation of the Merger. Each of Acquisition and the Company shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Merger Agreement.

     3.6. Closing. The closing of the transactions contemplated by this Merger Agreement shall take place (i) at the offices of The Kontrabecki Group, Inc., 2755 Campus Drive, Suite 100, San Mateo, CA 94403 at 10:00 A.M. local time or as soon as practicable (but in any event within three business days) after the day on which the last of the conditions set forth in Section 8 is fulfilled or waived, but in no event later than

March 31, 1998, unless extended by mutual agreement, or (ii) at such other time and place as Acquisition and the Company shall agree in writing.

SECTION 4.  Representations and Warranties of Acquisition & TKG

     Acquisition and TKG represent and warrant to the Company as follows:

     4.1. Existence; Good Standing; Authority. Acquisition is (or will prior to the Effective Time be) a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware, and will be, by the Effective Time, duly licensed or qualified to do business as a foreign limited liability company in, and in good standing under the laws of, the State of California, which constitutes all of the jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not materially and adversely affect the ability of Acquisition to consummate the transactions contemplated by this Merger Agreement. TKG is a corporation organized, validly existing and in good standing under the laws of the State of California, and is in good standing under the laws of California. Acquisition and TKG have all requisite power and authority to own, operate and lease their respective properties and carry on their respective business as and where conducted at the respective time of its execution of this Merger Agreement. The copies of the limited liability company agreement and by-laws of Acquisition to be delivered to the Company prior to the Effective Time will be true and correct and are in full force and effect, and there will not be any amendments or alterations to such documents.

     4.2. Authorization, Validity and Effect of Agreements. TKG has, and Aquisition will have, the requisite power and authority to execute and deliver this Merger Agreement and to perform their respective obligations hereunder. The execution and delivery of this Merger Agreement by Acquisition and TKG, and consummation by Acquisition of the transactions contemplated hereby, have been (or, in the case of Acquisition, will be) duly authorized by all requisite action under Acquisition's limited liability company agreement, TKG's articles of incorporation, their respective by-laws and applicable law. The Acquisition Manager is (or prior to the Closing will be) authorized as it deems appropriate to execute, acknowledge, verify, deliver, file and record, for and in the name of Acquisition, the Certificate of Merger and any and all other documents and instruments required to consummate the transactions contemplated hereunder. This Merger Agreement constitutes (or will constitute) a valid and binding obligation of Acquisition and TKG enforceable against Acquisition and TKG in accordance with its terms. No other proceedings on the part of TKG (or, when this Agreement is signed by Acquisition, on the part of Acquisition) are necessary to authorize this Merger Agreement and the transactions contemplated hereby.

     4.3. Proxy Statement. None of the information supplied in writing by Acquisition and its affiliates specifically for inclusion in the proxy statement of the Company (the "Proxy Statement") required to be mailed to the Company Share Holders in connection with the Merger shall, at the time the Proxy Statement is mailed, at the time of the Company Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.4. Consents and Approvals; No Violation. Neither the execution and delivery of this Merger Agreement by Acquisition nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the limited liability company agreement, articles of incorporation or the respective by-laws of Acquisition or TKG, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), except (A) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (B) the filing of the Certificate of Merger pursuant to the LLCA or (C) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not prevent or delay consummation of the Merger or would not otherwise prevent Acquisition from performing its obligations under this Merger Agreement; (iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which Acquisition is a party or by which it or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not materially and adversely affect the ability of Acquisition to consummate the transactions contemplated by this Merger Agreement; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Acquisition, or any of its assets, except for violations which would not materially and adversely affect the ability of Acquisition to consummate the transactions contemplated by this Merger Agreement.

     4.5. Financing. Acquisition at the Effective Time will have or will have deposited with the Disbursing Agent (as appropriate) the funds necessary to consummate the Merger and the transactions contemplated hereby, and to pay related fees and expenses.

SECTION 5.  Representations and Warranties of the Company

     Except as provided to the contrary in the attached disclosure schedule, which shall be in a form mutually acceptable to the parties (the "Disclosure Schedule") and the specific Schedules referenced in this Section 5, the Company makes the representations and warranties to Acquisition in the following subsections of this Section. For purposes of this Section 5, "to the best of the Company's knowledge" or "known to the Company" or the like shall mean the actual knowledge (without any obligation of further investigation and without any personal liability) of James R. Porter, Stanley F. Marquis, Larry D. McReynolds and Patrick J. Kernan.

     5.1. Existence; Good Standing; Authority. The Company is a limited liability company organized, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to do business as a foreign limited liability company in, and is or will be in good standing under the laws of California which constitute all of the jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined below). The Company has all requisite power and authority to own, operate and lease its properties and carry on its business as and where now conducted. The copies of the limited liability company agreement and by-laws of the Company delivered to Acquisition are true and correct and are in full force and effect, and there have not been any amendments or alterations to such documents. As used in this Merger Agreement, "Material Adverse Effect" shall mean a material adverse effect on the business, assets, liabilities, condition (financial or otherwise), prospects or results of operations of the Company.

     5.2. Authorization, Validity and Effect of Agreements. The Company has the requisite power and authority to execute and deliver this Merger Agreement and to perform its obligations hereunder. The execution and delivery of this Merger Agreement by the Company, and consummation by the Company of the transactions contemplated hereby, have been duly authorized by all requisite action under the Company's limited liability company agreement, by-laws and the LLCA, subject only, in the case of this Merger Agreement, to the requisite approval of this Merger Agreement by the holders of a majority of the Company Shares. The Company Manager is authorized as it deems appropriate to execute, acknowledge, verify, deliver, file and record, for and in the name of the Company, the Certificate of Merger and any and all other documents and instruments required to consummate the transactions contemplated hereunder. This Merger Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Except for the requisite approval by the holders of Company Shares, no other proceedings on the part of the Company are necessary to authorize this Merger Agreement and the transactions contemplated hereby.

     5.3. Consents and Approvals; No Violation. Neither the execution and delivery of this Merger Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the limited liability company agreement or by-laws of the Company, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (A) pursuant to the Exchange Act, (B) the filing of the Certificate of Merger pursuant to the LLCA or (C) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not cause a Material Adverse Effect;
(iii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, license, agreement or other instrument or obligation to which the Company is a party or by which it or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not materially and adversely affect the ability of the Company to consummate the transactions contemplated by this Merger Agreement; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its assets, except for violations which would not cause a Material Adverse Effect.

     5.4. Capitalization. As of the date hereof, 19,708,123 Company Shares were validly issued and outstanding. As of the date hereof, there are no bonds, debentures, notes, other indebtedness or any other interest having the right to vote on any matters on which the Company's Share Holders may vote issued or outstanding. As of the date hereof, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell Company Shares or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment, other than pursuant to the Rights Agreement ("Rights Agreement") dated as of April 28, 1997, between the Company and GEMISYS Corporation, as Rights Agent.

     5.5. No Subsidiaries. The Company does not directly or indirectly own any securities of or any other interest in any other corporation, partnership, joint venture or other business association or entity.

     5.6. Reports and Financial Statements. The Company has previously furnished Acquisition with true and complete copies of (i) its Registration Statement on Form 10-SB, as filed with the Commission, (ii) its Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1997 and September 30, 1997, as filed with the Commission, (and, if available, its Annual Report on Form 10-KSB for the year ended December 31, 1997), and (iii) all other reports or registration statements filed by the Company with the Commission that the Company was required to file with the Commission (the documents listed in clauses (i) through (iii) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and the financial statements included in the Company SEC Reports have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of the Company at the dates thereof and the results of its operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

     5.7. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date hereof or in the Disclosure Schedule, since February 10, 1997, the date the Company was organized, there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business), individually or in the aggregate, having a Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would be likely to have a Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Company Shares; (iv) any material increase in the benefits under, or the establishment or amendment of, any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, performance awards, Company Share purchase or other employee benefit plan, or any increase in the compensation payable or to become payable to any of the employees of the

Company, except for increases in salaries or wages payable or to become payable in the ordinary course of business and consistent with past practice; (v) any change by the Company in its significant accounting policies; or (vi) any entry into any commitment or transaction material to the Company (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

     5.8.  Properties.

     (a) The title reports identified in the Disclosure Schedule list all real property owned (the "Owned Property") or leased as lessor or lessee (the "Leased Property" and collectively with the Owned Property, the "Property") by the Company.

     (b) Except as stated in the Disclosure Schedule, none of the Property is subject to any purchase options, rights of first refusal or other preferential purchase rights.

     (c) The Leased Property has been leased by the Company on the terms and conditions stated in the lease and amendments identified in the Disclosure Schedule. All obligations towards the lessors arising from the lease agreements referred to before have been complied with in all material respects. There are no disputes regarding those agreements pending or, to the knowledge of the Company, threatened.

     (d) To the best of the Company's knowledge, except as set forth on the Disclosure Schedule, no adjacent buildings or improvements extend across the boundaries of the Owned Property and no buildings or improvements forming part of the Owned Property extend onto any adjacent sites.

     (e) Other than properties in the Triad Business Park which have been sold, the Company has not owned or leased any Property except the Property.

     (f) The Disclosure Schedule contains a true, correct and complete list of all leases, subleases, tenancies, licenses and other rights of occupancy or use for all or any portion of any Property, and all guarantees and other agreements in respect thereof, all as amended, renewed and extended to the date thereof, whether oral or written (the "Leases").

     (g) The Company has heretofore delivered to Acquisition a true, correct and complete copy of each Lease (or written summary thereof in the case of oral Leases).

     (h) Each current tenant (the "Tenant") is in actual possession of its leased premises. No Rents violate any applicable law. For purposes of this
Section 5, the term "Rents" is defined to mean the basic, and additional and percentage rents, all pass-throughs of taxes, expenses or other items, and all other sums payable by the Tenant to the lessor (including, without limitation, utility charges) during the original and any renewal terms thereof.

     (i) The following is true with respect to each Lease:

          (1) the Lease is valid and subsisting and in full force and effect strictly in accordance with its terms and has not been modified, in writing or otherwise, except as set forth on the Disclosure Schedule;

          (2) no Lease contains any purchase or similar option;

          (3) all obligations of the lessor thereunder which accrue prior to the Effective Time shall have been performed and paid for in full by the Company;

          (4) to the best of the Company's knowledge, there has been no default or event which, with the giving of notice or the lapse of time, or both, would constitute a default, on the part of the Tenant or the lessor thereunder, and the Tenant has not asserted and has no defense to, offset or claim against, its Rent or the performance of its other obligations under the Lease;

          (5) the Tenant has not prepaid any Rent; and the Rents have been assigned to the Company's lender as additional security.

     There are no material construction, management, leasing, service, equipment, supply, maintenance or concession agreements (oral or written, formal or informal) with respect to or affecting all or any portion of the Property except as set forth on Schedule 5.21 (the "Property Contracts"). A current, complete and correct copy of each Property Contract has been delivered to Acquisition. Each Property Contract is valid and subsisting and all amounts due thereunder have been paid. Except as set out in the Disclosure Schedule, neither the Company nor any of its agents is in default under any Property Contract or, to the best of the Company's knowledge, has received any notice from any party to any Contract claiming the existence of any default or breach hereunder and no event or omission has occurred which, with the giving of notice or the lapse of time would constitute a default. Except as set out in the Disclosure Schedule, all Property Contracts are terminable without cause on thirty (30) days' notice or less without payment of any penalty or termination payment.

     (j) To the best of the Company's knowledge, the continued maintenance, operation and use of any buildings, structures or other improvements on each Property for their respective present purposes will not violate any federal, state, county or municipal laws, ordinances, orders, codes, regulations or requirements in certificates of occupancy relating to housing, building, safety, health, fire or zoning (together "Applicable Laws") affecting all or any portion of each improved Property.

     (k) To the best of the Company's knowledge, no written or oral notice has been given to the Company by any holder of any mortgage or deed of trust on any Property, by any insurance company which has issued a policy with respect to any of any Property, or by any board of fire underwriters (or other body exercising similar functions), any of which notices claim any defect or deficiency or request the performance of any repairs, alterations or other work to any Property.

     (l) All state, township, county, school district and other taxes levied or assessed against any Property and any penalties or interest due and payable thereon prior to the Effective Time, and all assessments of any kind levied prior to the Effective Time, if any, will have been paid in full by the Company and all appropriate tax returns relating to the same have been filed with the proper authorities.

     (m) The Company has no notice of any proposed increase in the assessed valuation. To the best of the Company's knowledge, there is no proceeding pending for the reduction of the assessed valuation of all or any portion of any Property.

     (n) The Company has not received any written or oral notice for assessments for public improvements against any Property which remain unpaid, and to the best of the Company's knowledge, no such assessment has been proposed.

     5.9. Condemnation. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of any Property and, to the best of the Company's knowledge, no such proceeding is contemplated.

     5.10.  Environmental Matters. For the purposes of this Merger Agreement:

     "Environmental Matters" means any matter arising out of, relating to or resulting from pollution, protection of the environment and human health or safety, health or safety of the public or employees, sanitation, and any matters relating to emissions, discharges, Releases or threatened Releases of Environmentally Relevant Materials or otherwise arising out of, resulting from or relating to the presence, manufacture, packaging, labeling, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of or exposure to Environmentally Relevant Materials or arising out of, resulting from, or relating to compliance with Environmental Laws.

     "Environmental Costs" means, without limitation, any costs of investigation, remediation, removal, or other response actions, losses, liabilities, obligations, payments, damages (including, but not limited to, bodily injury, death or property damage), civil or criminal fines or penalties, costs of shutdown, diminution in operations, product withdrawals or discontinuance of distribution of products (including, but not limited to, direct or indirect damages), judgments, settlements, interest, costs and expenses (including attorney's fees and costs) arising out of, relating to or resulting from any Environmental Matter.

     "Environmental Laws" means, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sections 9601 et seq., the Emergency Planning and

Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Sections 136 et seq., the Clean Air Act, 42 U.S.C., Sections 7401 et seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. Sections 300f et seq., the Occupational Safety and Health Act, 29 U.S.C., Sections 641 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et seq., as any of the above statutes have been or may be amended from time to time, all rules and regulations promulgated pursuant to any of the above statutes, and any other federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters, as the same have been or may be amended from time to time, including any common law cause of action providing any right or remedy with respect to Environmental Matters, and all applicable judicial and administrative decisions, orders, and decrees relating to Environmental Matters.

     "Environmentally Relevant Materials" means any pollutants, contaminants, or hazardous or toxic substances, materials, wastes, residual materials, constituents or chemicals that are regulated by, or form the basis for liability under any Environmental Laws, including but not limited to petroleum products, asbestos and radioactive materials.

     "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, injecting, discharging, escaping, leaching, dumping or disposing (or threat of the same occurring) into the environment.

     (a) To the best of the Company's knowledge, the Company is in material compliance with all applicable Environmental Laws. There are no claims, notices, civil, criminal or administrative actions, suits, hearings, investigations, penalty assessments, inquiries or proceedings pending, asserted or, to the knowledge of the Company, threatened by any governmental or other entity that are based on or related to any Environmental Matters including, without limitation, the violation of any Environmental Laws or the violation of or the failure to have any required permits, licenses, authorizations, certificates, registrations and other governmental consents and approvals related to the handling, storage or disposal of Environmentally Relevant Materials ("Environmental Permits"). There are presently no outstanding judgments, decrees or orders of any court or governmental or administrative agency against or affecting the Company or Property arising from, relating to or resulting from Environmental Matters.

     (b) To the best of the Company's knowledge, the Company has obtained and is in material compliance with all Environmental Permits required to be obtained by it under applicable Environmental Laws in order for the Company to conduct its business and operations, except where the failure to obtain any Environmental Permit would not cause a Material Adverse Effect. All such Environmental Permits are owned by or in the name of the Company, are in full force and effect and the Company has made in a timely manner all appropriate filings for issuance or renewal of such Environmental Permits. No application, action or proceeding is pending for the renewal or modification of any Environmental Permit; and no claim, application, complaint, action or proceeding is pending, asserted or, to the knowledge of the Company, threatened that may result in the denial of an application for renewal or transfer or the revocation, modification, non-renewal, restriction, or suspension of any Environmental Permit. The continued validity and existence of each of the Environmental Permits is only subject to the conditions set forth in each such Environmental Permit, and no additional expenditures are required to be made by the Company or any third party to maintain or comply with such Environmental Permits (except as specifically disclosed in such Environmental Permits and except for changes in applicable Environmental Laws after Closing). The continued validity of such Environmental Permits is not related to the continued association of one or more individuals or corporations or other entities with the Company.

     (c) To the best of the Company's knowledge, no Environmentally Relevant Materials have been Released or are present in connection with, arising from or relating to any of the Company's operations or businesses or at, on, about or under any Property either (a) in violation of applicable Environmental Law or
(b) which require or would require investigation, remediation or other response action under applicable Environmental Law. No Property is listed or, to the best of the Company's knowledge, proposed for listing (for which any of the Company or the Manager has received notice of such listing or such listing is otherwise publicly disseminated or a matter of public record) on the National Priority List pursuant to CERCLA (NPL), CERCLIS or any similar foreign, federal or state list of sites requiring investigation, remediation or other response action. To the best of the Company's knowledge, there are no underground storage tanks, polychlorinated biphenyls, asbestos-containing materials or surface impoundments at, on, under or within any Property, and there have been no underground storage tanks removed from or closed in place at any Property. The Company has not used any treatment, storage or disposal site for Environmentally Relevant Materials, or otherwise treated, stored, disposed of, transported, or arranged for the treatment, storage or disposal of any Environmentally Relevant Materials used, generated, handled, or managed by or on behalf of the Company or in connection with the business or Property to any place or location which (a) is listed or, to the best of the Company's knowledge, proposed for listing on the NPL, CERCLIS or any similar foreign, federal or state list; (b) to the best of the Company's knowledge, is in violation of any Environmental Laws; or (c) is the subject of enforcement action or other investigations which could lead to Environmental Costs to be incurred by any of the Company or the Surviving LLC. The Company has not, nor, to the best of the Company's knowledge has any other person reported or received any oral or written notice of a Release of any Environmentally Relevant Material used, generated or handled by or for the Company or in connection with the business or Property. Neither the Company, nor, to the best of the Company's knowledge, any other person has received any notice, demand, claim or request for information asserting that the Company is or may be a potentially responsible party at any location used for the storage, treatment or disposal of Environmentally Relevant Materials or where there has been a Release of any Environmentally Relevant Materials.

     (d) Except as listed in the Disclosure Schedule, there have been no investigations, reports, studies, inspections, audits, tests, reviews or other analyses conducted by the Company, the Manager, their respective employees or outside contractors at the direction of any such person in relation to the following matters: (i) Environmental Matters, including without limitation potential or actual soil or groundwater conditions at any Property or business now or previously owned, operated or leased by the Company; or (ii) the compliance of the Company's business or Property with applicable Environmental Laws ("Environmental Reports").

     (e) To the best of the Company's knowledge, the Company is not aware of any facts or circumstances related to Environmental Matters concerning the Company, the business or operations of the Company or the Property which could reasonably be expected to cause the Surviving LLC or the Company to incur Environmental Costs.

     5.11. Litigation. Except as listed in the Disclosure Schedule, there is no suit, action or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company which, either alone or in the aggregate, is likely to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company having, or which, in the future is likely to have, either alone or in the aggregate, any Material Adverse Effect.

     5.12. Information in Disclosure Documents. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the Company Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

     5.13. Labor Matters. No labor organization or group of employees of the Company has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or threatened against or involving the Company.

     5.14. Employee Benefit Plans; ERISA. There are no employee benefit plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee (or beneficiary or dependent thereof) sponsored or maintained by the Company to which the Company contributes or is obligated to contribute ("Company Plans").

     5.15. Company Action. The Company Manager and the Company Advisory Board (at a meeting duly called and held) has by the requisite vote (i) determined that the Merger is advisable and fair and in the best interests of the Company and its Share Holders, (ii) approved the Merger in accordance with the provisions of Section 18-209 of the LLCA, (iii) recommended the approval of this Merger Agreement and the Merger by the Company Share Holders and directed that the Merger be submitted for consideration by the Company's Share Holders entitled to vote thereon at the Company Meeting and (iv) adopted any necessary resolution having the effect of causing the Company not to be subject, to the extent permitted by applicable law, to any state anti-takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Merger Agreement.

     5.16. No Fairness Opinion. The Company has not received an opinion of any financial advisors to the Company to the effect that the consideration to be received by the Company's Share Holders in the Merger is fair to the Share Holders of the Company.

     5.17. Financial Advisor. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company.

     5.18. Compliance with Applicable Laws. To the best of the Company's knowledge, the Company holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities for the Properties in their current condition (the "Company Permits"). However the real property development business involves a continuous governmental permitting process and the Company makes no representation or warranty that the Company holds all permits of Governmental Entities (including discretionary permits and ministerial permits such as building permits) that (a) are additional, supplemental, or ancillary to approval that the Company currently holds for real property being developed and that would ordinarily be required or obtained only from time to time as such development proceeds or (b) would be required for the development of parts of the Property not yet being developed. The Company is in compliance with the terms of the Company Permits, except for such failures to comply which, singly or in the aggregate, would not have a Material Adverse Effect. To the best of the Company's knowledge, the businesses of the Company are not being, and have not been, conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, individually or in the aggregate, do not and would not have a Material Adverse Effect. To the best of the Company's knowledge, no investigation or review by any Governmental Entity with respect to the Company is pending or threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than those the outcome of which would not have a Material Adverse Effect.

     5.19. Liabilities. Except as set forth in the Disclosure Schedule, as of September 30, 1997, the Company did not have any liability or obligation (absolute, accrued, contingent or otherwise, in contract, tort or otherwise and whether or not required by GAAP to be reflected in the Company's balance sheet or other books and records) (a "Liability"), other than such Liabilities which, individually or in the aggregate, would not have a Material Adverse Effect. From and after September 30, 1997, the Company has not incurred, suffered, permitted to exist or otherwise become subject to any Liability, other than Liabilities incurred in the ordinary course of business in accordance with past practice which, individually or in the aggregate, would not have a Material Adverse Effect.

     5.20. Taxes. The Company has filed all material tax returns, declarations and reports required to be filed by any of them (taking into account all valid extensions of filing dates) and has paid, or has set up an adequate liability reserve in accordance with GAAP for the payment of, all taxes required to be paid in respect of the periods covered by such returns, declarations and reports. The information contained in such tax returns, declarations and reports is true, complete and accurate in all material respects. The Company is not delinquent in the payment of any tax, assessment or governmental charge, except where such delinquency has not had or would not reasonably be expected to have, a Material Adverse Effect. No material deficiencies for any taxes have been proposed, asserted or assessed against the Company that have not been finally settled or paid in full and no requests for waivers of the time to assess any such tax are pending. No tax return, declaration or report is currently under audit by any taxing authority, and as of the date hereof no written notice of any such audit has been received. For the purposes of this Merger Agreement, the term "tax" shall include all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts.

     5.21. Certain Agreements. Except as set forth on Schedule 5.21, the Company is not a party or subject to any oral or written (i) agreement, contract, indenture or other instrument relating to Indebtedness (as defined below) in an amount exceeding $100,000; (ii) joint venture agreement or arrangement or any other agreement which has involved or is expected to involve a sharing of revenues; (iii) lease for real or personal property in which the amounts of payments which the Company or any subsidiary is required to make on an annual basis exceeds $25,000; (iv) agreement, contract, policy, license, document, instrument, arrangement or commitment that limits in any material respect the freedom of the Company to compete in any line of business or with any person or in any geographical area or which would so limit the freedom of the Company after the Effective Time; (v) employment, consulting, severance, termination, or indemnification agreement, contract or arrangement providing for future payments with any current or former officer, consultant or employee which
(A) exceeds $10,000 per annum or (B) requires aggregate annual payments or total payments over the life of such agreement, contract or arrangement to such current or former officer, consultant or employee in excess of $10,000 or $25,000, respectively, and is not terminable before and after the Merger by it on 30 days' notice or less without penalty or obligation to make payments related to such termination; (vi) agreement, contract, arrangement, commitment or obligation with or in favor of (or calling for any payment to) any member, Share Holder, officer, manager, Advisory Board member or affiliate of the Company or the manager thereof; or (vii) other agreement, contract, policy, license, document, instrument, arrangement or commitment not made in the ordinary course of business that is material to the Company. "Indebtedness" means any liability in respect of (A) borrowed money, (B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables in the ordinary course of business) and (D) guarantees of any of the foregoing. The Company is not in default (or would be in default with notice or lapse of time, or both) under any indenture, note, credit agreement, loan document, lease, contract, policy, license, document, instrument, arrangement or commitment (a "Contract") whether or not such default has been waived, which default, alone or in the aggregate with other such defaults, would have a Material Adverse Effect. The Company is not a party to or bound by any Contract which upon execution of this Merger Agreement or consummation of the transactions contemplated hereby will (either alone or upon the occurrence of additional acts or events) result in the loss of any material benefit, the termination thereof or any payment becoming accelerated or due from the Company or the Surviving LLC which loss, termination or acceleration would have a Material Adverse Effect.

SECTION 6.  Conduct of Business Pending the Merger

     6.1. Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, unless Acquisition shall otherwise agree in writing:

          (a) the Company shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall use its diligent efforts to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. The Company shall (A) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (B) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to the Company; (C) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (D) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would not result in a Material Adverse Effect;

          (b) except as required by this Merger Agreement, the Company shall not and shall not propose to (A) sell or pledge or agree to sell or pledge any membership interest; (B) amend its limited liability company agreement or by-laws; (C) split, combine or reclassify its outstanding membership interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of membership interests of the Company, or declare, set aside or pay any dividend or other distribution payable in cash, securities or other property; or (D) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any Company Shares;

          (c) the Company shall not (A) except as contemplated by this Merger Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its membership interest of any class, any Indebtedness or any options, rights or warrants to acquire, or securities convertible into membership interests; (B) acquire, lease or dispose of, or agree to acquire, lease or dispose of, any capital assets or any other assets other than in the ordinary course of business; (C) incur additional Indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case in the ordinary course of business (other than as set forth in Schedule 6.1); (D) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, in each case in this clause (D) which are material, individually or in the aggregate, to the Company; or (E) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

          (d) the Company shall not, except as required to comply with applicable law, (A) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Plan, agreement, trust, fund or other arrangement for the benefit or welfare of any current or former officer, employee or independent contractor; (B) other than as set forth in Schedule 6.1, increase in any manner the compensation or fringe benefit of any officer, employee or independent contractor; (C) other than as set forth in Schedule 6.1, pay any benefit not provided under any existing plan or arrangement; (D) other than as set forth in Schedule 6.1, grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Plan (including, without limitation, the grant of equity based or related awards, performance units or restricted equity, or the removal of existing restrictions or the acceleration of exerciseability in any Company Plan or agreements or awards made thereunder); (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Plan; or (F) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing;

          (e) the Company shall not make any investments in non-investment grade securities; and

          (f) the Company shall not, except as required by law or GAAP, change any of its significant accounting policies or make or rescind any express or deemed election relating to taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, or change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns for the last taxable year.

     6.2. Notice of Breach. Each party shall promptly give written notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would cause or constitute a breach of any of its representations, warranties or covenants contained or referenced in this Merger Agreement and will use its best efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of any Schedule hereto.

SECTION 7.  Additional Agreements

     7.1. Access and Information. Subject to the limitations imposed by third party confidentiality agreements, the Company shall afford to Acquisition and its accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments, records and personnel and, during such period, the Company shall furnish promptly to Acquisition (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as Acquisition may reasonably request. The Company and Acquisition shall hold, and shall cause its employees and agents to hold, in confidence all such information in accordance with the terms of the Confidentiality Agreement, effective November 25, 1997, between Acquisition and the Company (the "Confidentiality Agreement"). Acquisition shall indemnify and hold the Company harmless from any and all claims, liens, losses or damage, including attorneys' fees, arising out of the physical presence of employees, agents or contractors of Acquisition or TKG at the Company and out of any tests or inspections of the Company's Property by or on behalf of Acquisition or TKG.

     7.2.  Proxy Statement.

     (a) As promptly as practicable after the execution of this Merger Agreement, the Company and Acquisition shall prepare and the Company shall file with the Commission preliminary proxy materials which shall constitute the preliminary Proxy Statement. As promptly as practicable after comments are received from the Commission with respect to the preliminary proxy materials and after the furnishing by the Company and Acquisition of all information required to be contained therein, the Company shall file with the Commission the definitive Proxy Statement.

     (b) Acquisition and the Company shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder and under applicable blue sky or similar securities laws and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

     7.3. Meeting. As promptly as possible, the Company shall notice a Share Holder's meeting for the purpose of approving the Merger. The Company shall solicit management proxies to vote in favor of the Merger in connection with this meeting.

     7.4.  Indemnification.

     (a) All rights to indemnification existing in favor of the current or former officers or employees of the Company as provided in the limited liability company agreement or by-laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time, provided, however, that, prior to the Effective Time and with Acquisition's prior consent (such consent not required if the cost does not exceed $110,000), the Company may purchase additional policies of directors' and officers' liability insurance of at least the same coverage as currently maintained by the Company, such policies to be pre-paid and in effect for a period of six years from the Effective Time.

     (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Merger Agreement is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond thereto.

     (c) The provisions of the limited liability company agreement and by-laws of the Surviving LLC pertaining to indemnification of current and former directors, officers and employees shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time (or, in the case of matters which are pending but which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved), in any manner that would adversely affect the rights thereunder of individuals who at any time on or prior to the Effective Time were directors, officers or employees of the

Company in respect of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Merger Agreement).

     7.5.  Additional Agreements.

     (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Merger Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger, subject to the appropriate vote of the Share Holders. Notwithstanding the foregoing, Acquisition shall not be required to take any action, and without Acquisition's prior written consent the Company shall agree not to take any action, that would in any way restrict or limit the conduct of business from and after the Effective Time by the Surviving LLC of either (including, without limitation, any divestiture of any business, product line or asset).

     (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Merger Agreement, the proper officers and/or directors of the Surviving LLC shall take all such necessary action.

     7.6.  No Solicitation.

     (a) As used herein, the term "Acquisition Proposal" means any proposed (i) merger, consolidation or similar transaction involving the Company, (ii) sale, lease or other disposition directly or indirectly by merger, consolidation, share exchange or otherwise of either (A) assets of the Company representing 75% or more of the consolidated assets of the Company (based upon the valuations contained in the confidential report of the Sedway Group dated July 22, 1997 (the "Sedway Report")) in one transaction (but not solicitation of unrelated sales of individual parcels of the Property which are not material in amount either individually or in the aggregate), or (B) all or substantially all of the undeveloped Property in one transaction (but not solicitation of unrelated sales of individual parcels of the undeveloped Property which are not material in amount either individually or in the aggregate), or (C) any other material amount of assets or Property of the Company, (iii) issue, or other acquisition or disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the voting power of the Company or (iv) transaction in which any person shall or would acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or would own or has or would have the right to acquire beneficial ownership of 20% or more of the outstanding Company Common Stock, other than transactions contemplated by this Merger Agreement.

     (b) The Company shall not, nor shall the Company authorize or permit its officers, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates to, take any action to solicit, initiate or encourage the submission of any Acquisition Proposal; provided, however, that if, at any time prior to the obtaining of Company Share Holder approval of the Merger, the Advisory Board determines in good faith by a majority vote, with the advice of outside counsel, that it is necessary to do so to avoid a breach of its fiduciary duties to Share Holders under applicable law, the Company may, in response to a written request for information, furnish information with respect to the Company to any person pursuant to a customary confidentiality agreement containing terms at least as favorable to the Company as those contained in the confidentiality agreements in place between the Company and Acquisition. The Company may discuss and negotiate terms with parties making unsolicited Acquisition Proposals.

     (c) The Company may continue marketing parcels of the Property as part of its normal business operations. The Company shall provide Acquisition with a copy of any proposed agreement for any sale, exchange or other disposition of any part of the Property and consult with Acquisition before entering into any binding agreement. After the approval of this Agreement by the Advisory Board of the Company and except as provided in Section 7.6(d), the Company will not, without the express written consent of Acquisition, enter into any agreement for the disposition of any part of the Property.

     (d) Except as expressly permitted by this Section 7.6, neither the Advisory Board nor the Company Manager shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Acquisition, its approval or recommendation of the adoption and approval of the matters to be considered at the Company Meeting, (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement or understanding (written or otherwise) related to any Acquisition Proposal (each, an "Acquisition Agreement"). Notwithstanding the foregoing, in the event that prior to the obtaining of Company Share Holder approval of the Merger, there exists a Superior Proposal (as defined herein), the Advisory Board may, if it determines in good faith by a majority vote, with the advice of outside counsel, that it is necessary to do so to avoid a breach of its fiduciary duties to Company Share Holders under applicable law, approve or recommend such Superior Proposal and terminate this Merger Agreement, provided (x) the Company shall have given Acquisition written notice (a "Superior Proposal Notice") at least five business days prior to such termination advising Acquisition that the Advisory Board has received a Superior Proposal which the Advisory Board has authorized and intends to effect, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, and (y) the Company, prior to terminating this Merger Agreement, makes irrevocable arrangements for Acquisition to be paid the amounts contemplated by Section 9.2(b) upon the termination of this Merger Agreement. For purposes of this Merger Agreement, a "Superior Proposal" means a definitive unconditioned agreement with a third party, with all due diligence investigations completed, to acquire, directly or indirectly, more than 50% of the membership interests of the Company, assets of the Company representing 75% or more of the real estate assets of the Company (based upon the valuations contained in the Sedway Report) in one transaction (but not solicitation of sales of individual parcels of the Property) or all or substantially all of the undeveloped Property in one transaction (but not solicitation of sales of individual parcels of the undeveloped Property), and otherwise on terms which the Advisory Board determines in its good faith judgment to be more favorable from a financial point of view to the Company Share Holders than this Merger Agreement, the Merger and the transactions contemplated hereby and for which financing, to the extent required, is then committed.

     (e) In addition to the obligations set forth in paragraphs (b) and (d) of this Section 7.6, the Company will promptly communicate to Acquisition a copy of any requests for information or proposals, including the identity of the person and its affiliates making the same, that it may receive.

     (f) Nothing contained in this Section 7.6 shall prohibit the Company from taking and disclosing to the Company Share Holders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company Share Holders if, in the good faith judgment of the Advisory Board, with the advice of outside counsel, failure so to disclose would result in a violation of applicable law; provided, however, that neither the Company, the Company Manager nor the Advisory Board shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the matters to be considered at the Company Meeting or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal, except as provided in Section 7.6(d).

     7.7. Redemption of Rights. The Company shall, immediately prior to the Effective Time, cause the redemption of the rights issued under the Rights Agreement so that thereafter the holders of such rights shall have no rights thereunder other than the right to receive the redemption price therefor. The Company shall not amend the Rights Agreement in any manner that has the effect of rendering the Rights Agreement inapplicable, in whole or in part, to any third party unless, prior to or concurrently therewith, the Company takes substantially equivalent action with respect to Acquisition and in addition releases Acquisition from any limitations or restrictions imposed by the Confidentiality Agreement, including without limitation, restrictions upon the purchase of Company Shares, that prohibits Acquisition from purchasing Company Shares to the same extent and upon substantially equivalent terms as such third party.

SECTION 8.  Conditions Precedent

     8.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) This Merger Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the Company Share Holders.

          (b) No temporary restraining order, preliminary or permanent injunction or other order by any court or other judicial or administrative body of competent jurisdiction (each, an "Injunction") which prohibits or prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its best efforts to have any such Injunction lifted), and there shall not be any action taken, or any statute, rule, regulation or order (whether temporary, preliminary or permanent) enacted, entered or enforced which makes the consummation of the Merger illegal or prevents or prohibits the Merger.

     8.2. Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by the Company:

          (a) Acquisition shall have performed in all material respects its agreements contained in this Merger Agreement required to be performed on or prior to the Effective Time and the representations and warranties of Acquisition contained in this Merger Agreement shall be true in all material respects when made and on and as of the Effective Time as if made on and as of such date, except for representations and warranties that are by their express provisions made as of a specific date or dates, which were or will be true in all material respects at such time or times as stated therein, and the Company shall have received a certificate of the Acquisition Manager to that effect.

          (b) Intentionally Omitted.

          (c) The Merger Consideration shall have been deposited with the Dispersing Agent with irrevocable instructions to exchange the Company Shares for the Merger Consideration in accordance with Section 3.2(b) immediately upon notification by the Company and Acquisition of the Effective Time.

     8.3. Conditions to Obligations of Acquisition to Effect the Merger. The obligation of Acquisition to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by Acquisition:

          (a) The Company shall have performed in all material respects its agreements contained in this Merger Agreement required to be performed on or prior to the Effective Time and the representations and warranties of the Company contained in this Merger Agreement shall be true in all material respects (except for any such representations or warranties which are qualified as to Material Adverse Effect, which shall be true and correct in all respects) when made and on and as of the Effective Time as if made on and as of such date, except for representations and warranties that are by their express provisions made as of a specific date or dates which were or will be true in all material respects (except for any such representations or warranties which are qualified as to Material Adverse Effect, which were or will be true and correct in all respects) at such date or dates, and Acquisition shall have received a certificate of the Company Manager to that effect.

          (b) Intentionally Omitted.

          (c) The Company shall have obtained all consents, appeals, releases or authorizations from, and shall have made all filings and registrations to or with, any person, including but not limited to any Governmental Entity, necessary to be obtained or made in order to consummate the transactions contemplated by this Merger Agreement.

SECTION 9.  Termination, Amendment and Waiver

     9.1. Termination. This Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the Company Share Holders:

          (a) by mutual consent of the Board of Directors of Acquisition and the Advisory Board;

          (b) by either Acquisition or the Company, if the Merger shall not have been consummated on or before March 31, 1998; provided that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party whose failure to perform in any material respect any covenant under this Merger Agreement has been the cause of or resulted in whole or in part in the failure of the Merger to be consummated before such date;

          (c) by either Acquisition or the Company, if there shall be any Order which is final and nonappealable preventing the consummation of the Merger;

          (d) by either Acquisition or the Company, if this Merger Agreement and the transactions contemplated hereby shall fail to receive the requisite vote for approval and adoption by the Company Share Holders at the Company Meeting;

          (e) by Acquisition if this Merger Agreement and the transactions contemplated hereby shall not have been submitted for approval and adoption by the Company Share Holders at the Company Meeting prior to March 31, 1998 unless the meeting is held later solely due to delays in obtaining approval of the Proxy Statement by the Commission;

          (f) by Acquisition, if the Advisory Board withdraws, modifies in a manner adverse to Acquisition, or refrains from making its recommendation concerning the Merger referred to in Section 3.3, or the Advisory Board shall have recommended to the Company Share Holders any Acquisition Proposal or the Company shall have entered into an Acquisition Agreement, or, other than in connection with the Company's delivery of a Superior Proposal Notice, the Advisory Board shall have resolved to do any of the foregoing; or

          (g) by the Company, if, pursuant to Section 7.6(d), (A) the Advisory Board has delivered to Acquisition a Superior Proposal Notice, (B) the Company has paid the Termination Fee (as defined in Section 9.2), and (C) five business days have passed since Acquisition received the Superior Proposal Notice.

     9.2.  Effect of Termination; Fees.

     (a) In the event of termination of this Merger Agreement by either Acquisition or the Company, as provided above, this Merger Agreement shall forthwith become void and (except for the willful breach of this Merger Agreement by any party hereto) there shall be no liability on the part of either the Company or Acquisition or their respective officers or employees; provided that the last sentence of Section 7.1 and Sections 9.2, 11.3 and 11.7 shall survive the termination.

     (b) The Company shall pay to Acquisition a Termination Fee (as defined below) if: (i) Acquisition terminates this Merger Agreement pursuant to Section 9.1(e) or (f); or (ii) within three business days after the receipt by Acquisition of the Superior Proposal Notice, the Company terminates this Merger Agreement pursuant to Section 9.1(g) and executes the agreement contemplating the Superior Proposal; or (iii) so long as Acquisition has not materially defaulted under Sections 1, 3 and 10 of this Agreement, on or prior to July 31, 1998 the Company (directly or indirectly through the Company Manager or the Advisory Board) accepts, recommends, consummates, or enters into or announces an agreement with respect to, an Acquisition Proposal.

     (c) The Termination Fee shall be equal to $1,200,000. The Termination Fee shall be paid as promptly as practicable and in no event later than (A) in the event of termination by the Company as described in clause (ii) of Section 9.2(b), upon termination of the Merger Agreement and the execution of the Superior Proposal; or (B) in the event of termination by Acquisition as described in clause (i) of Section 9.2(b), five business days after such termination; or (C) in the event of any of the actions or events described in clause (iii) of

Section 9.2(b), upon and (unless otherwise due pursuant to clause (A) or clause
(B) of this Section 9.2(c)) only upon consummation of the transaction contemplated by the Acquisition Proposal.

     9.3. Amendment. This Merger Agreement may be amended by the parties hereto, by or pursuant to action taken by the Acquisition Manager and the Advisory Board, at any time before or after approval hereof by the Company Share Holders, but, after such approval, no amendment shall be made which changes the amount or form of Merger Consideration or which in any way materially adversely affects the rights of the Company Share Holders, without the further approval of such Company Share Holders. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     9.4. Waiver. At any time prior to the Effective Time, the parties hereto, by or pursuant to action taken by the Acquisition Manager and Advisory Board, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that no such waiver shall materially adversely affect the rights of the Company Share Holders and Acquisition. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

SECTION 10.  Commitments of TKG

     Promptly following the execution and delivery of this Merger Agreement, TKG shall cause Acquisition to be formed and to ratify the execution and delivery of this Merger Agreement. TKG shall cause Acquisition to be capitalized with all funds necessary for Acquisition to fulfill its obligations under the Merger Agreement and the transactions contemplated hereby. TKG shall indemnify and hold the Company harmless from any and all claims, liens, losses or damage, including attorneys' fees, arising out of the physical presence of employees, agents or contractors of Acquisition or TKG at the Company, out of any tests or inspections of the Company's Property by or on behalf of Acquisition or TKG or out of a failure of Acquisition to pay the costs and expenses as provided for in
Section 1.4.

SECTION 11.  General Provisions

     11.1 Non-Survival of Representations, Warranties and Agreements. No representations, warranties or agreements in this Merger Agreement shall survive the Merger, except for the agreements contained in Sections 3.1, 3.2 and 3.4 and the agreements referred to in Sections 7.4, 7.5, 11.1, 11.3 and 11.7. No claims for any breach of any representation or warranty may be brought by either party after the Effective Time.

     11.2. Notices. All notices or other communications under this Merger Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex, telecopy or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

        If to the Company:

           Mr. Stanley F. Marquis
           Triad Park, LLC
           3055 Triad Drive
           Livermore, California 94550
           Telecopy No.: 510-455-6917

          With a copy to:

           McCutchen, Doyle, Brown & Enersen, LLP
           3150 Porter Drive
           Palo Alto, California 94304
           Attention: Edward S. Merrill, Esq.
           Telecopy No.: 650-849-4800

          If to Acquisition or TKG:

           TKG International, Inc.
           2755 Campus Drive, Suite 100
           San Mateo, California 94403
           Attention: John Kontrabecki
           Telecopy No.: 650-312-1333

          With a copy to:

           Gray Cary Ware & Freidenrich LLP
           400 Hamilton Avenue
           Palo Alto, California 94301
           Attention: Rod J. Howard, Esq.
           Telecopy No.: 650-327-3699

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 11.2.

     11.3. Expenses. All costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated hereby (regardless of whether the Merger is consummated) shall be paid by the party incurring such expenses, and the incurrence and payment of transaction expenses by the Company shall not affect the Merger Consideration.

     11.4. Publicity. So long as this Merger Agreement is in effect, Acquisition and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Merger Agreement, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law.

     11.5. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Merger Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.6. Interpretation. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

     11.7. Miscellaneous. This Merger Agreement (including the documents and instruments referred to herein) (a) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than as provided in the Confidentiality Agreement, as the same may be amended); (b) except as provided in Section 7.4 of this Merger Agreement, are not intended to confer upon any other person any rights or remedies hereunder;
(c) except for an assignment by Acquisition to one of its affiliates, shall not be as assigned by operation of law or otherwise; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law). This Merger Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Merger Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

TKG ACQUISITION COMPANY, LLC
(in formation)

By: THE KONTRABECKI GROUP, INC.,
    its Manager

    By: /s/ JOHN T. KONTRABECKI

       -----------------------------
       Name: John T. Kontrabecki
       Title: President

TRIAD PARK, LLC

By: 3055 MANAGEMENT CORP.,
    its Manager

    By: /s/ STANLEY F. MARQUIS

       -----------------------------
       Name: Stanley F. Marquis

       Title: Vice President
                                            THE KONTRABECKI GROUP, INC.
                                            By: /s/ JOHN T. KONTRABECKI

                                              ----------------------------------
                                              Name: John T. Kontrabecki
                                              Title: President

                               AMENDMENT NO. 1 TO

                              AGREEMENT OF MERGER
                                  BY AND AMONG

                          THE KONTRABECKI GROUP, INC.
                          TKG ACQUISITION COMPANY, LLC
                                      AND
                                TRIAD PARK, LLC
                         DATED AS OF FEBRUARY 12, 1998

     THIS AMENDMENT NO. 1 (the "Amendment") is hereby made and entered into as of February 12, 1998 to the Agreement of Merger dated as of February 1, 1998 (the "Merger Agreement") by and among The Kontrabecki Group, Inc. (d/b/a/ TKG International) a California corporation ("TKG"), TKG Acquisition Company, LLC, a Delaware limited liability company ("Acquisition"), and Triad Park LLC, a Delaware limited liability company (the "Company").

                                  WITNESSETH:

     WHEREAS, the parties have previously entered into the Merger Agreement and wish to make certain technical corrections thereto to reflect the intent of the parties in entering into the Merger Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and the agreements contained herein, the parties hereto agree as follows:

     SECTION 1.1 Clause (iv) of Section 7.6(a) is hereby amended by deleting the words "Common Stock" and substituting therefor the term "Shares".

     SECTION 1.2 All references to the "bylaws" of Acquisition shall be satisfied by, and shall be construed to include, an operating agreement or other similar document, whether or not denominated "bylaws".

     SECTION 1.3 The references to "the Manager" in clause(b) of Section 5.10(c) and in Section 5.10(d) are hereby amended to read "the Company Manager".

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be signed by their respective officers thereunder duly authorized all as of the date first written above.

        TKG ACQUISITION COMPANY, LLC                       THE KONTRABECKI GROUP, INC.
      By: THE KONTRABECKI GROUP, INC.,                     By: /s/ JOHN T. KONTRABECKI
                its Manager                        --------------------------------------------
                                                            Name: John T. Kontrabecki
        By: /s/ JOHN T. KONTRABECKI                              Title: President
--------------------------------------------
         Name: John T. Kontrabecki
              Title: President

              TRIAD PARK, LLC
         By: 3055 MANAGEMENT CORP.,
                its Manager
         By: /s/ STANLEY F. MARQUIS
--------------------------------------------
          Name: Stanley F. Marquis
           Title: Vice President

                                                                       EXHIBIT B

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Management's discussion and analysis of financial condition
  and results of operations.................................   B-2
Balance sheets as of December 31, 1996 and 1997.............   B-5
Statements of operations of the years ended September 30,
  1996 and December 31, 1997 and the three months ended
  December 31, 1995 and 1996................................   B-6
Statements of members' equity for the years ended September
  30, 1996 and December 31, 1997 and the three months ended
  December 31, 1996.........................................   B-7
Statements of cash flows for the years ended September 30,
  1996 and December 31, 1997 and the three months ended
  December 31, 1995 and 1996................................   B-8
Notes to financial statements...............................   B-9
Report of independent accountants...........................  B-15

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     The following Management's Discussion and Analysis is based upon and should be read in conjunction with the Company's financial statements and notes thereto included elsewhere in these financial statements.

RESULTS OF OPERATIONS

     Revenues generated from the leasing of the facilities located at 3055 Triad Drive were $2.5 million in the years ended September 30, 1996 and December 31, 1997 and $.6 million for the three month periods ended December 31, 1996 and 1995. These revenues are pursuant to a lease agreement in effect through February 2002. See "Management's Discussion and Analysis-Liquidity and Capital Resources." Revenues from land sales were $3.8 million during the year ended September 30, 1996. There were two land sales totaling $1.7 million during the year ended December 31, 1997. Revenues from land sales were $640,000 for the three months ended December 31,1996 with no land sales during the comparable period in the prior year. Overall gross margin was $2.4 million in the year ended December 31, 1997, a decrease of 31% compared to the gross margin of $3.5 million in the year ended September 30, 1996. The difference was attributed to a decline in the land sale revenue as well as lower margins in 1997. Gross margin for the three months ended December 31, 1996 was $678,000 compared to $491,000 for the three months ended December 31, 1995. The increase was directly attributed to land sales.

     The Company had a net loss of $324,000 for the year ended December 31, 1997 compared to net income of $521,000 for the year ended September 30, 1996. The decrease is due principally to the reduction in land sale revenue as well as higher general and administrative expenses in 1997. The increase from a loss of $130,000 for the three months ended December 31, 1995 to a loss of $8,000 for the three months ended December 31, 1996 was due to the absence of land sales in the earlier period.

LAND SALES

     As of December 31, 1997, the Company had approximately 292 acres of unimproved land remaining to be sold. Approximately 35.9 acres are zoned for retail/commercial use, 28.1 acres for residential use, and 103.7 acres for retail/light industrial/office use. The remaining acres are zoned for open space/agricultural and transportation purposes. The Company sold two parcels totaling 10.6 acres for $1.7 million during the year ended December 31, 1997. Four parcels totaling 25.5 acres were sold during the year ended September 30, 1996 for $3.8 million and one parcel of 4.1 acres for $640,000 during the three months ended December 31, 1996. There were no land sales during the three months ended December 31, 1995.

GROSS MARGIN

     Land sale gross margins were 41% for the year ended September 30, 1996 compared to 29% for the year ended December 31, 1997. The percentage decline resulted from the cost of a required street extension and increased net assessment improvements. Likewise, there was a 29% gross margin on land sales for the three months ended December 31, 1996. Gross margins on rental income were approximately the same for all periods as the properties are subject to a triple net lease whereby substantially all operating expenses are paid by the tenant.

COSTS AND EXPENSES

     Land-related sales expenses include broker commissions, escrow fees, etc., and totaled $369,000 for the year ended September 30, 1996 and $64,000 for the three months ended December 31, 1996. The sales expenses for the year ended December 31, 1997 were $108,000. The decrease from the year ended September 30, 1996 is a result of fewer land sales.

     General and administrative expenses consist of property taxes and other general management and operational costs including costs necessary to maintain the appearance of the land in a marketable condition and personnel and overhead expenses required for the development, management and marketing of the properties. These expenses were $.7 million for the year ended September 30, 1996 compared to $1.1 million for the year ended December 31, 1997 with the increase attributed to increased legal and professional expenses. Operating expenses were similar for the quarters ending December 31, 1995 and 1996.

     Interest expense consists of mortgage interest in the buildings and the bonded indebtedness incurred in connection with the development improvements and community services. Interest expense was approximately $1.9 million for the year ended September 30, 1996, compared to $1.6 million for the year ended December 31, 1997. The reduction is due to normal debt maturation. Interest expense for the quarters ending December 31, 1995 and 1996 was relatively unchanged at $472,000 and $449,000, respectively. See "Management's Discussion and
Analysis -- Liquidity and Capital Resources."

FUTURE OPERATING RESULTS

     Future operating results are dependent upon the Company's ability to dispose of its real estate assets. Risks that affect real estate sales include, but are not limited to, the relative illiquidity of real estate investments, the ability to obtain entitlements from governmental agencies, changing tax assessments, compliance with environmental requirements, and general risks such as changes in interest rates and changes in local market conditions which affect real estate values. The future operating results may also be affected by the Company's relationship with Triad. These risks include, but are not limited to, the indemnification agreement between the Company and Triad, potential conflicts of interest within the management and representation of the Company and Triad, and reliance upon Triad lease payments for the Company's financial performance.

     On September 9, 1997, the Company entered into an Agreement of Merger with TPL Acquisition, LLC and Richard C. Blum Associates, LP, a California limited partnership ("RCBA"), subject to approval of the Members, in which TPL Acquisition LLC would have merged with and into the Company and each share would have been converted into the right to receive a cash payment of $1.32 per share from RCBA or TPL Acquisition LLC. On February 1, 1998, the Company notified RCBA that it was terminating the Merger Agreement pursuant to a provision contained in the Merger Agreement allowing either party to terminate should the merger fail to be consummated on or prior to January 31, 1998.

     On February 1, 1998, the Company entered into an Agreement of Merger with The Kontrabecki Group, Inc., a California corporation ("TKG"), and TKG Acquisition Company LLC, a Delaware limited liability corporation whose sole and managing member is TKG ("Acquisition LLC"), subject to approval of the Members, in which Acquisition LLC will be merged with and into the Company and each outstanding share will be converted into the right to receive a cash payment of $1.65125 per share from TKG or Acquisition LLC. Following the merger of Acquisition LLC and Triad Park, LLC, all obligations and contingent liabilities of Triad Park, LLC will remain with Triad Park, LLC as the surviving company in the merger and will not become obligations or liabilities of the Members. If the Merger is not consummated on or before March 31, 1998, either Acquisition LLC or the Company may terminate the Agreement of Merger provided that certain conditions are met. Under certain circumstances, the Company is obligated to pay a termination fee of $1.2 million to Acquisition LLC. A copy of the Agreement of Merger was included as Exhibit 2.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on February 9, 1998.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's ability to continue funding its current business will depend upon the timing and volume of land sales, without taking the merger of the Company and TKG into account. Receipts from rental of its buildings under the existing lease agreements are expected to be sufficient to fund mortgage obligations for the foreseeable future. Currently, there is a lease agreement for the Company's buildings in effect through February 2002 with an option to renew for an additional term of five years. All expenses related to the buildings are paid by the tenant as required by the "triple net lease". The Company's ability to repay the remaining assessment district debt and operating expenses are dependent in part on making future land sales. To the extent additional working capital is required, management expects that it will have sufficient borrowing capacity to finance any needs which may arise in the ordinary course of business.

     On March 24, 1997, the City of Livermore completed the sale of Mello-Roos bonds which raised a total of $9,070,000 in new funds, of which approximately $6,944,000 encumbered property owned by the Company. The proceeds were designated to refinance $2,255,000 of prior bonded indebtedness, to fund the reimbursement to the Company of approximately $2,045,000 of previously completed improvements, to provide funds of approximately $3,700,000 to complete improvements required by various agreements with the City of Livermore and others, to pay financing expenses of $610,000 and to create a reserve fund of approximately $673,000. Of the indebtedness, approximately $5,218,000 was an additional encumbrance to the property owned by the Company and $1,726,000 refinanced existing debt. In the quarter ended June 30, 1997, the Company received approximately $1,485,000 from the City of Livermore as reimbursement for previously completed projects totaling $2,085,000, net of a surety deposit of $600,000. In the quarter ended December 31, 1997, the Company received an additional $177,000 for completion of a designated project. The amounts received were recorded as reductions to the assessment receivable.

     In addition, the Company is obligated to undertake an estimated additional $7,000,000 in improvements to its land in connection with its approved development plan. The City of Livermore is expected to issue bonds to reimburse the Company for such improvements. Improvements are funded as projects are completed. The current estimates for the required improvements indicate that bonded funding limits are expected to be adequate to cover the remaining items of improvement. However, the actual costs of the improvements may be greater than estimated and may exceed the bond funding limit. Any shortfall in the bond funding will be borne by the Company or by purchasers of lots, which may have an adverse effect on the value of the land.

                                TRIAD PARK, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                                 BALANCE SHEETS
                 (AMOUNTS SHOWN IN THOUSANDS EXCEPT SHARE DATA)

                                                              DECEMBER 31,    DECEMBER 31,
                                                                  1996            1997
                                                              -------------   -------------
                           ASSETS
Cash........................................................     $    --         $ 1,249
Land........................................................      27,876          27,634
Property, plant and equipment...............................      12,362          12,520
Assessments receivable......................................       2,091           1,667
Property development commitments............................          --           3,031
Prepaid expenses and other assets...........................          --             477
                                                                 -------         -------
Total assets................................................     $42,329         $46,578
                                                                 =======         =======
              LIABILITIES AND MEMBERS' EQUITY
Debt........................................................     $18,840         $21,891
Other liabilities...........................................          --             631
                                                                 -------         -------
Total liabilities...........................................      18,840          22,522
                                                                 -------         -------
Commitments and contingencies (Note 9)
Members' shares; no par value; 19,708,123 shares outstanding
  at December 31, 1997......................................          --              --
Members' equity.............................................      23,489          24,056
                                                                 -------         -------
Total liabilities and members' equity.......................     $42,329         $46,578
                                                                 =======         =======

   The accompanying notes are an integral part of these financial statements.

                                TRIAD PARK, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                            STATEMENTS OF OPERATIONS
               (AMOUNTS SHOWN IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                THREE MONTHS ENDED
                                                YEAR ENDED         DECEMBER 31,       FOR THE YEAR ENDED
                                              SEPTEMBER 30,     ------------------       DECEMBER 31,
                                                   1996          1995       1996             1997
                                              --------------    -------    -------    ------------------
                                                                UNAUDITED
Revenues:
  Rental income.............................      $2,506        $  627     $  627           $2,506
  Land sales................................       3,795            --        640            1,670
                                                  ------        ------     ------           ------
  Total revenues............................       6,301           627      1,267            4,176
  Depreciation of rental property...........         547           136        137              557
  Cost of land sold.........................       2,231            --        452            1,192
                                                  ------        ------     ------           ------
  Gross Margin..............................       3,523           491        678            2,427
                                                  ------        ------     ------           ------
Costs and Expenses:
  Sales expenses............................         369            --         64              108
  General and administrative................         723           162        174            1,075
                                                  ------        ------     ------           ------
  Total costs and expenses..................       1,092           162        238            1,183
                                                  ------        ------     ------           ------
  Operating income..........................       2,431           329        440            1,244
Interest expense............................       1,857           472        449            1,577
                                                  ------        ------     ------           ------
  Income (loss) before provision for
     (benefit from) income taxes............         574          (143)        (9)            (333)
Provision for (benefit from) income taxes...          53           (13)        (1)              (9)
                                                  ------        ------     ------           ------
  Net income (loss).........................      $  521        $ (130)    $   (8)          $ (324)
                                                  ======        ======     ======           ======
  Net income (loss) per share...............      $ 0.03        $(0.01)    $(0.00)          $(0.02)
                                                  ======        ======     ======           ======
  Shares used in per share calculation
     (a)....................................      19,708        19,708     19,708           19,708
                                                  ======        ======     ======           ======

---------------

(a) The number of shares used to compute earnings per share assumes that shares issued in connection with the spin-off were outstanding for all periods presented.

   The accompanying notes are an integral part of these financial statements.

                                TRIAD PARK, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                         STATEMENTS OF MEMBERS' EQUITY
                     FOR THE YEARS ENDED SEPTEMBER 30, 1996
                      AND DECEMBER 31, 1997 AND THE THREE
                         MONTHS ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                      UNDISTRIBUTED
                                                       UNALLOCATED      EARNINGS       TOTAL MEMBERS'
                                                         CAPITAL        (LOSSES)           EQUITY
                                                       -----------    -------------    --------------
Balance, September 30, 1995..........................    $29,319         $(5,222)         $24,097
  Distributions......................................       (988)             --             (988)
  Net income.........................................                        521              521
                                                         -------         -------          -------
Balance, September 30, 1996..........................     28,331          (4,701)          23,630
  Distributions......................................       (133)             --             (133)
  Net loss...........................................                         (8)              (8)
                                                         -------         -------          -------
Balance, December 31, 1996...........................     28,198          (4,709)          23,489
  Contributions......................................        891              --              891
  Net loss...........................................                       (324)            (324)
                                                         -------         -------          -------
Balance, December 31, 1997...........................    $29,089         $(5,033)         $24,056
                                                         =======         =======          =======

   The accompanying notes are an integral part of these financial statements.

                                TRIAD PARK, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                            STATEMENTS OF CASH FLOWS
                          (AMOUNTS SHOWN IN THOUSANDS)

                                                 YEAR ENDED      THREE MONTHS ENDED      YEAR ENDED
                                                SEPTEMBER 30,       DECEMBER 31,        DECEMBER 31,
                                                    1996           1995        1996         1997
                                                -------------      ----       ------    ------------
                                                                 UNAUDITED
Cash flows from operating activities:
Net income (loss).............................     $   521         $(130)     $   (8)     $  (324)
Gain from sale of land........................      (1,194)           --        (124)        (490)
Depreciation and amortization.................         567           141         143          640
Provision for doubtful accounts...............          --            --          --           65
Changes in assets and liabilities:............          --            --          --
  Increase in prepaid expenses and other
     assets...................................          --            --          --         (539)
  Increase in other liabilities...............          --            --          --          631
                                                   -------         -----      ------      -------
          Net cash provided by (used in)
            operating activities..............        (106)           11          11          (17)
                                                   -------         -----      ------      -------
Cashflows from investing activities:
Land sales....................................       3,523            --         576        1,561
Investment in property, plant and equipment...         (15)           (3)         --         (113)
Acquisition of land...........................        (972)           --          --           --
Land improvements.............................        (146)          (38)        (30)         (14)
Assessment district improvements..............        (214)          (80)        (18)      (1,303)
                                                   -------         -----      ------      -------
          Net cash provided by (used in)
            investing activites...............       2,176          (121)        528          131
                                                   -------         -----      ------      -------
Cash flows from financing activities:
Repayment of debt.............................      (1,082)         (443)       (406)      (1,418)
Reimbursement for property improvements.......                        --                    1,662
Members' contribution (distribution) net of
  note receivable.............................        (988)          553        (133)         891
                                                   -------         -----      ------      -------
          Net cash provided by (used in)
            financing activities..............      (2,070)          110        (539)       1,135
                                                   -------         -----      ------      -------
Net increase in cash..........................          --            --          --        1,249
Cash, beginning of period.....................          --            --          --           --
                                                   -------         -----      ------      -------
Cash, end of period...........................     $    --         $  --      $   --      $ 1,249
                                                   =======         =====      ======      =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
Cash paid during the year for:
Interest......................................     $ 1,857         $ 472      $  449      $ 1,735
                                                   -------         -----      ------      -------
Income taxes..................................     $    53         $  --      $    5      $    --
                                                   -------         -----      ------      -------
NONCASH INVESTING AND FINANCIAL ACTIVITY:
Land reclassified from (to) property, plant
  and equipment to land for resale............                                $5,672      $  (444)
                                                                              ------      -------
Bond issuance resulting in increased
  assessment district improvements and related
  debt........................................                                            $ 5,218
                                                                                          -------
Assessment district improvements and related
  debt transferred upon sale..................     $ 1,348                    $  224      $   850
                                                   -------                    ------      -------

   The accompanying notes are an integral part of these financial statements.

                                TRIAD PARK, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION:

     Triad Park, LLC (the Company) is a Delaware limited liability company organized to effect the spin-off of certain real estate assets and related liabilities of Cooperative Computing, Inc., a Delaware Corporation, formerly known as Triad Systems Corporation (Triad). On October 17, 1996 Triad signed a definitive merger agreement with Cooperative Computing, Inc. (CCI), a Texas corporation, and its affiliate, CCI Acquisition Corp. (CAC), a Delaware corporation, under which CCI, through CAC, would acquire Triad. Pursuant to the terms of the merger agreement, CCI, through CAC, commenced a cash tender offer for all outstanding shares of Triad at a price of $9.25 per share on October 23, 1996. As a condition precedent to completion of the merger, Triad arranged for the spin-off of certain real estate assets and related liabilities (the Predecessor Business) to Triad stockholders.

     On February 27, 1997, immediately prior to completion of the tender offer, Triad contributed such assets and related liabilities to the Company which were recorded by the Company based on historical cost of the Predecessor Business. Under the terms of the Real Estate Distribution Agreement (the Agreement), all indebtedness of Triad or any of its subsidiaries secured, in whole or in part, by any of the contributed assets have been assumed by the Company. Stockholders of Triad received one Triad Park LLC membership interest for each share of Triad common stock held as of February 26, 1997, the Distribution Record Date.

     The Company's operations include the ownership and management of the spun-off real estate assets, all of which are located in Livermore, California, for their orderly liquidation and distribution of related net proceeds to the holders of membership interests ("Members"). The Company's shares are owned 99% by the former shareholders of Triad and 1% by Management Corp ("the Manager"). The Manager is responsible for management and control of the business of the Company, subject to certain required approvals of the Advisory Board. The Members may elect or vote to remove members of the Advisory Board.

     The Company will be dissolved upon the earlier of a majority vote to dissolve the Company or upon the sale or other disposition of all or substantially all of the assets and properties of the Company and distribution of the proceeds to the members. The financial statements presented herein include the financial position, results of operations and cash flows of the Predecessor Business through February 27, 1997 as if the Company had existed as a corporation separate from Triad with all periods presented on a historical basis and may not be indicative of actual results of operations and financial position of the Company as an independent stand-alone entity. The statements of operations through February 27, 1997 reflect certain expense items incurred by Triad which are allocated to the Company on a basis which management believes represents a reasonable allocation of such costs. These allocations consist primarily of corporate expenses such as management and accounting services. Expenses related to the normal recurring management activities of the Company through February 27, 1997 have been allocated based on an estimate of Triad personnel time dedicated to the operations and management of the Company. Separate information for the period from January 1, 1997 to February 27, 1997 is not presented due to the immateriality of operating results and changes in financial position during this period.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

  Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

                                TRIAD PARK, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  Land:

     Land held for resale includes developed lots, land underdeveloped and raw land. Land held for resale is carried at the lower of cost or market. The cost of development of building lots includes the land, the related costs of development (planning, survey, engineering and other) and interest costs during development, all of which are capitalized. The carrying costs of property held for resale, interest expense, property taxes and other are expensed. Common costs are allocated based on square footage and relative market value.

  Property, Plant and Equipment:

     Property, plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized using the straight-line method over their estimated useful lives or the lease term, whichever is less. As property, plant and equipment are disposed of, the asset cost and related accumulated depreciation or amortization are removed from the accounts, and the resulting gains or losses are reflected in operations.

  Fair Value of Financial Instruments:

     Carrying amounts of certain of the Company's financial instruments including cash, assessments receivable, accounts payable and other accrued liabilities approximate fair value due to their short maturities. Based on borrowing rates currently available to the company for loans with similar terms, the carrying value of mortgage obligations and assessment district improvement bond obligations also approximate fair value.

  Debt Issuance Costs:

     The unamortized costs associated with the issuance of debt are recorded with the associated liability. Amortization is computed according to the interest method for debt issuance costs and is included in interest expense. Upon retirement of remaining principal balances, the associated unamortized costs are reflected in operations.

  Revenue Recognition:

     Profits on sale of developed lots, developed land and raw land are recognized in accordance with standards established for the real estate industry which generally provide for deferral of all or part of the profit on a sale if the buyer does not meet certain down payment requirements or certain other tests of the buyer's financial commitment to the purchase, or the Company is required to perform significant obligations subsequent to the sale. Cost of land sold includes an allocated portion of acquisition and development costs along with sales commissions, closing costs and other costs specifically related to the sale.

  Income Taxes:

     The Company does not provide for income taxes as all income and losses are allocated to the members for inclusion in their respective state and federal tax returns. Prior to the quarter ending December 31, 1997, the company had elected to be treated as a taxable entity in the state of California. During the calendar quarter ending December 31, 1997, legislation was enacted retroactive to January 1, 1997 requiring an entity to use the same election for both federal and state purposes. The Company changed its election to comply with this legislation.

                                TRIAD PARK, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  Unaudited Interim Period Ended December 31, 1995:

     In the opinion of management, the unaudited interim financial statements for the three months ended December 31, 1995 include all adjustments, consisting only of those of a normal recurring nature, necessary for fair presentation. The accompanying financial statements should be read in conjunction with the audited financial statements and notes thereto presented in the Form 10-SB Information Statement (Amendment No. 1) filed by the Company with the Securities and Exchange Commission on September 20, 1997 (Form 10-SB Information Statement). The balance sheet as of December 31, 1996 has been derived from the audited financial statements as of September 30, 1996 and for the three months ended December 31, 1996 and includes all information and footnotes required by generally accepted accounting principles for interim financial statements.

  Fiscal Year:

     As a limited liability corporation, the Company is treated as a partnership for federal income tax purposes and is therefore required to use a calendar based fiscal year end whereas Triad had a fiscal year based on the twelve months ending on September 30 of each year. Accordingly, the accompanying financial statements include audited financial statements for the three-month transition period ending December 31, 1996. Unaudited financial statements are presented for the three-month period ended December 31, 1995 for comparative purposes only.

  Net Income (Loss) Per Share:

     The number of shares used to compute earnings per share assumes that shares issued in connection with the spin-off were outstanding for all periods presented. Net income (loss) per share has been computed in accordance with SFAS
128. Basic net income (loss) per share is computed using the weighted average common shares outstanding during the period and are presented for all periods as if the spin-off had occurred at the beginning of the earliest period presented. Basic and diluted net income per share are the same for all periods presented.

 3. RELATED PARTY AGREEMENT:

     The Company's developed commercial property, consisting of three buildings and improvements on approximately 15 acres, is occupied by Triad under a lease agreement that provides for annual rent of $2,505,720 payable monthly in advance through February 1999 and prevailing market rate thereafter, providing that annual rental shall not fall below rate in effect at the date of renegotiation nor exceed 120% of such rental rate. Payments under the lease are on a "net lease" basis, free of any impositions and with out abatement, deduction or set-off. The tenant is required to pay all impositions (e.g. taxes, assessments, water and sewer charges, excises, levies, etc.) in addition to the annual rent.

     Certain officers of the Company are also officers or employees of Triad. The stock of Management Corp. is owned by two of Triad's current or former directors. In February 1997, in connection with the Company's capitalization, a promissory note of $142,000 was received from Management Corp. for purchase of 1% of the membership interests. This note was redeemed as of the quarter ended December 31, 1997.

                                TRIAD PARK, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 4. LAND:

     Land consists of property in Livermore, California, classified by planned use as follows (Dollars shown are in thousands and acreage is approximate.):

                                          DECEMBER 31,1996    DECEMBER 31,1997
           USE CLASSIFICATION               ACREAGE/COST        ACREAGE/COST
           ------------------             ----------------    ----------------
Residential.............................   28.1    $ 4,029     28.1    $ 4,311
Retail/commercial.......................   35.9      4,797     35.9      5,788
Retail/industrial/office................  114.3     17,925    103.7     16,570
Open space/agricultural.................  112.0         --    112.0         --
Transportation..........................   12.3      1,125     12.3        965
                                          ----------------    ----------------
                                          302.6    $27,876    292.0    $27,634
                                          ================    ================

 5. PROPERTY, PLANT AND EQUIPMENT:

     Property, plant and equipment consist of the following (in thousands):

                                                     DECEMBER 31,    DECEMBER 31,
                                                         1996            1997
                                                     ------------    ------------
Building and leasehold improvements................    $16,317         $16,429
Less accumulated depreciation......................     (4,932)         (5,488)
                                                       -------         -------
                                                        11,385          10,941
Land...............................................        977           1,579
                                                       -------         -------
                                                       $12,362         $12,520
                                                       =======         =======

     The above facilities and land are all subject to a lease agreement with Triad for use as their headquarters (see Note 3).

     During 1997, assessment projects were funded and the prorata portion, $158,000, was capitalized to land included in property, plant and equipment. In addition, a change in the valuation by the tax assessor resulted in a $444,000 reclassification which increased the land associated with property, plant, and equipment and decreased land for resale by the same amount.

 6. DEBT:

     Long-term debt consists of the following (in thousands):

                                                     DECEMBER 31,    DECEMBER 31,
                                                         1996            1997
                                                     ------------    ------------
Mortgage loan payable, bearing interest at 9.9% and
  maturing through 2003............................    $ 9,749         $ 8,680
Assessment district improvement bonds bearing
  interest rates ranging from 4.5% to 7.25% and
  maturing through 2022............................      9,228          13,328
Unamortized debt issuance costs....................       (137)           (117)
                                                       -------         -------
                                                       $18,840         $21,891
                                                       =======         =======

     The interest rate on the mortgage financing for the Livermore headquarters facility may be adjusted at the option of the lender in 1998 and could impact the interest rate from 1999 to its maturity in 2003. Borrowings are collateralized by the land and buildings and are payable in monthly installments.

                                TRIAD PARK, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 6. DEBT: (CONTINUED)
     A portion of the Company's land for resale and the parcel retained for its facilities are part of assessment districts and are subject to bonded indebtedness incurred in connection with the development of improvements and community services. Semiannual principal and interest payments on the bonds are required as long as the parcels are owned by the Company. As the Company sells land, the corresponding obligation will be assumed by the new owners.

     On March 24, 1997, the City of Livermore entered into a Bond Indenture and issued an additional $9,070,000 in new funds from the sale of community facility bonds. At that time the Company owned 76.56% of the property related to this Issuance. The Company's portion of the bond issuance was designated for approximately $5,218,000 of additional debt and $1,726,000 for the refinancing of existing debt. The Company recorded the net additional debt as a liability.

 7. MEMBERS' EQUITY:

     Members have the right to vote on certain matters of the Company including the election and removal of Advisory Board members, merger with or into another business entity and dissolution of the Company. All the issued and outstanding membership interests are fully paid and nonassessable. Holders of membership interests do not have preemptive or conversion rights, nor rights to redemption or sinking fund provisions by the Company. In the event of any liquidation, dissolution or winding up of the Company, the holders of the membership interests are entitled to distribution in any assets remaining after payment of all debts and liabilities.

 8. SIGNIFICANT CUSTOMERS:

     The Company had land sales to four customers during the year ended September 30, 1996 and one customer during the three months ended December 31, 1996. The Company had land sales to two customers during the year ended December 31, 1997.

 9. CONTINGENCIES:

     Under the terms of the Distribution Agreement (see Note 1), the Company will indemnify and hold Triad and its subsidiaries harmless from and against loss, cost, damage or expense arising out of or related to any failure of the Company to discharge the obligations specified in the Agreement. The Company will indemnify and hold Triad and its subsidiaries harmless from and against any taxes attributed to, arising out of or relating to the Company, its formation, the transfer of contributed assets, the assumption or refinancing of liabilities with respect to the contributed assets, the sale, exchange, distribution, dividend or other disposition of interests of the Company by Triad or its subsidiaries.

     To support its ability to fund the indemnity commitment to Triad, the Company has agreed to maintain net assets with a minimum market value of $2,350,000 based upon the most recent appraised value of the Company's then existing real property assets until 60 days after the expiration of all statutes of limitation related to the collection of taxes related to the transactions contemplated by the Agreement (estimated to be approximately four years). Triad may cause the real property to be appraised at any time and the Company must pay one half of the expense if the most current calculation of net worth is less than $4,000,000. Compliance with these requirements may limit the Company's ability to make distributions to members.

     The Company is obligated to undertake an estimated additional $7,000,000 in improvements to its land held for resale in connection with its approved development plan. The City of Livermore has indicated that it is willing to reimburse the Company for such improvements by means of a bond financing. Historically, the City of Livermore has been able to successfully sell its bond offerings and the current estimates for required

                                TRIAD PARK, LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

 9. CONTINGENCIES (CONTINUED)
improvements indicate that bonded funding limits will be adequate to cover the remaining items of improvement. However, the actual costs of the improvements may be greater than estimated and may exceed the bond funding limit. Alternatively, if the City of Livermore is unsuccessful in completing a bond offering, it is possible the Company would not receive any reimbursement for such improvements. Any shortfall in the bond funding will be borne by the Company or by purchasers of lots, which may have an adverse effect on the value of the land.

10. RECENT ACCOUNTING PRONOUNCEMENTS:

     In July 1997, the Financial Accounting Standards Board issued Statement of Accounting Standard No. 130 (SFAS 130), "Reporting Comprehensive Income", which requires a separate financial statement showing changes in comprehensive income, is effective for financial statements issued for fiscal years beginning after December 15, 1997. SFAS 130 requires reclassification of all prior-period financial statements for comparative purposes. The Company is evaluating alternative formats for presenting this information, but does not expect this pronouncement to materially impact the Company's results of operations.

     In July 1997, the Financial Accounting Standards Board issued Statement of Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information", which requires companies to report certain information about operating segments, including certain information about their products, services, the geographic areas in which they operate and their major customers. This statement supersedes FASB Statements Nos. 14, 18, 24, 30. SFAS 131 is effective for financial statements for fiscal years beginning after December 15, 1997. The Company is evaluating the requirements of SFAS 131 and the effects if any, on the Company's current reporting and disclosures.

11. SUBSEQUENT EVENT:

     On September 9, 1997, the Company entered into an Agreement of Merger with TPL Acquisition, LLC and Richard C. Blum Associates, LP, a California limited partnership ("RCBA"), subject to approval of the Members, in which TPL Acquisition, LLC would have merged with and into the Company and each share would have been converted into the right to receive a cash payment of $1.32 per share from RCBA or TPL Acquisition, LLC. On February 1, 1998, the Company notified RCBA that it was terminating the Merger Agreement pursuant to a provision contained in the Merger Agreement allowing either party to terminate should the merger fail to be consummated on or prior to January 31, 1998.

     On February 1, 1998, the Company entered into an Agreement of Merger with The Kontrabecki Group, Inc., a California corporation("TKG"), and TKG Acquisition Company LLC, a Delaware limited liability corporation whose sole and managing member is TKG ("Acquisition LLC"), subject to approval of the Members, in which Acquisition LLC will be merged with and into the Company and each outstanding share will be converted into the right to receive a cash payment of $1.65125 per share from TKG or Acquisition LLC. Following the merger of Acquisition LLC and Triad Park, LLC, all obligations and contingent liabilities of Triad Park, LLC will remain with Triad Park, LLC as the surviving company in the merger and will not become obligations or liabilities of the Members. If the Merger is not consummated on or before March 31, 1998, either Acquisition LLC or the Company may terminate the Agreement of Merger provided that certain conditions are met. Under certain circumstances, the Company is obligated to pay a termination fee of $1.2 million to Acquisition LLC. A copy of the Agreement of Merger was included as Exhibit 2.1 to the Company's Form 8-K filed with the Securities and Exchange Commission on February 9, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Members of
Triad Park, LLC:

     We have audited the accompanying balance sheet of Triad Park, LLC (a Delaware limited liability company) as of December 31, 1997, and the related statements of operations, changes in members' equity and cash flows for the year then ended. We have also audited the balance sheet at December 31, 1996 and the related statements of operations, changes in members' equity and cash flows of the Predecessor Business (See Note 1) for the year ended September 30, 1996 and the three months ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Triad Park, LLC (a Delaware limited liability company) as of December 31, 1997 and the results of its operations and cash flows for the year then ended, in conformity with generally accepted accounting principles. Also in our opinion, the financial statements of the Predecessor Business referred to above present fairly, in all material respects, the financial position of the Predecessor Business as of December 31, 1996 and the results of its operations and its cash flows for the year ended September 30, 1996 and the three months ended December 31, 1996, in conformity with generally accepted accounting principles.

                                               /s/ COOPERS & LYBRAND LLP

San Jose, California
February 27, 1998

                                TRIAD PARK, LLC
                                3055 TRIAD DRIVE
                          LIVERMORE, CALIFORNIA 94550


            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS MARCH 25, 1998

            THIS PROXY IS SOLICITED ON BEHALF OF THE ADVISORY BOARD


    The undersigned appoints Larry D. McReynolds and Stanley F. Marquis, and each of them, with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of Triad Park, LLC (the "Company") held by the undersigned on February 20, 1998, at the Special Meeting of Shareholders of the Company, to be held on March 25, 1998 at 10:00 a.m. local time at the offices of the Company, 3055 Triad Drive, Livermore, California 94550, and all adjournments thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.


    Receipt of Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged by your execution of this proxy. Complete, sign, date, and return this proxy in the addressed envelope -- no postage required. Please mail promptly to save further solicitation expenses.

1. Approval of Merger Agreement, dated February 1,          [ ] FOR THE MERGER        [ ] AGAINST THE MERGER       [ ] ABSTAIN
   1998, by and among The Kontrabecki Group, Inc.,
   TKG Aquisition Company, LLC and Triad Park, LLC,
   as amended

             (continued, and to be dated and signed, on other side)

2. To adjourn the meeting to permit further solicitation of proxies in the event there are not sufficient votes to approve and adopt the Merger Agreement.
             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

3. To vote with discretionary authority upon such other matters as may come before the meeting. (Discretionary authority will be only exercised with respect to votes in favor or abstentions.)
             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.

                                             SIGNATURE(S)

                                             -----------------------------------

                                             -----------------------------------
                                             Dated:  , 1998

                                             INSTRUCTION: When shares are held
                                             by joint tenants, all joint tenants
                                             should sign. When signing as
                                             attorney, executor, administrator,
                                             trustee, custodian, or guardian,
                                             please give full title as such. If
                                             shares are held by a corporation,
                                             this proxy should be signed in full
                                             corporate name by its president or
                                             other authorized officer. If a
                                             partnership holds the shares
                                             subject to this proxy, an
                                             authorized person should sign in
                                             the name of such partnership.